UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Prudential Financial, Inc.

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2016 PROXY STATEMENT PRUDENTIAL FINANCIAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2016

AT PRUDENTIAL, OUR GOAL IS TO ATTRACT AND COLLABORATE WITH BUSINESS PARTNERS THAT REFLECT THE DIVERSITY OF OUR EMPLOYEES AND CUSTOMERS AS WELL AS SHARE OUR VALUES.

We recognize that equitable access to capital enhances prosperity and accelerates growth. Our leadership believes that Prudential's capital could – and should – do more than generate financial return. An integral part of our investment philosophy is the active allocation of resources to diverse organizations with the objective of creating a positive and measurable impact on our partners, their communities and the individuals they serve.

EMERGING MANAGERS

Prudential created an investment program dedicated to identifying high potential emerging managers to oversee a pool of assets for its domestic businesses, enabling the company to benefit from the breadth of emerging manager talent. Prudential is a leader among investors in this segment with approximately $3.4 billion total assets placed with women and minority owned firms as of 2015.

COMMUNITY BANKING

Prudential recognizes that minority depository institutions are an important source of capital in underserved communities. As an example, Prudential invested $5.8 million in 2015 to support the recapitalization efforts of City National Bank (CNB), one of the country's largest minority-operated banks. Our investment enables CNB to continue providing necessary services to diverse customers around the world while maintaining a vital role in local economic development. In addition, Prudential maintains deposits in CNB and other minority-owned and operated banks. Supporting these financial institutions contributes to the financial security of local residents and helps to transform urban areas.

SUPPLIER DIVERSITY

Leveraging the unique perspectives and innovative thinking of diverse vendors, Prudential spent $39 million with diverse subcontractors to build the company's new tower, which opened in July of 2015 in Newark, New Jersey. Supporting these vendors fosters wealth development within diverse communities, and reflects Prudential's commitment to diversity in our selection of vendors.

Prudential

PRUDENTIAL’S SHAREHOLDER ENGAGEMENT PRACTICE Prudential’s shareholder engagement strategy is built on its commitment to create an open, candid, and interactive communication with our investors. Our company’s year round investor outreach ensures that management and the Board understand and consider the issues that are important to our shareowners.

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

March 22, 2016

Letter from the Board of Directors

to Our Shareholders

As the stewards of your Company, we continuously focus on achieving consistent performance over the long-term and creating value for our shareholders through prudent risk management, talent development, succession planning and a strong ethical culture. We are pleased to share our progress and perspectives regarding actions that we took for our shareholders in 2015.

BOARD RISK OVERSIGHT

The Board sets standards for managing risk and monitoring the management of those risks within the Company. The Risk Committee, which was developed in 2015, oversees the Company’s risk profile. The committee is comprised of the chairs of each of the other Board committees, which enables the directors to more closely coordinate the Board’s risk oversight function. The Risk Committee has metrics in place to monitor and review market, insurance, investment, and operational risk. Cybersecurity is also a critical priority for the entire Company. The Board routinely receives information regarding Prudential’s information technology systems and dedicates time in the board agenda for a discussion of cybersecurity and other important risk issues.

TALENT DEVELOPMENT AND SUCCESSION PLANNING

A diverse and inclusive mindset permeates every aspect of Prudential’s culture and way of doing business. We frequently discuss key talent indicators with management, engage in detailed succession planning and meet with potential future leaders within the Company. Our oversight ensures that Prudential fosters an employee community possessing a broad and diverse range of skills and perspectives to meet the needs of a growing multicultural market.

The Board is committed to a rigorous and comprehensive self-evaluation process. As part of this effort, our directors review and measure the Board’s performance, including areas where the Board believes it is functioning effectively, and importantly, areas where the Board believes it can improve.

In evaluating potential Board candidates, we highly value integrity, depth and breadth of experience, and diversity. Our directors represent diverse viewpoints, with a wide array of experiences, professions, skills and backgrounds. These qualities enable the Board to best fulfill its responsibilities for the long-term interests of our shareholders.

ENGAGEMENT OUTREACH

Continuous and transparent communication with our shareholders helps the Board and our senior management team gain useful feedback on a wide range of topics, including governance, compensation, Board composition and the Company’s operational performance. This information serves as the foundation for our policies and informs our business strategy.

Accountability to shareholders is not only a mark of good governance, but an important component of Prudential’s success. In 2015, we spent a great deal of time talking with shareholders about an array of issues, including proxy access. In the course of these discussions, we learned that many investors consider proxy access an important shareholder tool that should only be used sparingly in a last-resort situation. Based on this feedback, in March 2015, we adopted a proxy access policy. We believe that it complements our existing practices and further strengthens Prudential’s governance standards.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	1

Letter from the Board of Directors

FOSTERING A STRONG ETHICAL CULTURE

The Board collaborates with management to establish and communicate the right ethical tone which guides our conduct and helps protect the Company’s reputation. Our commitment to strong ethical values and doing business the right way is reflected in the naming of Prudential as a 2015 World’s Most Ethical Company® by the Ethisphere Institute. This recognition is bestowed only on organizations that demonstrate a culture of ethics and transparency at every level.

COMMUNITY COMMITMENT

In July 2015, the opening of Prudential’s office tower in Newark was the highlight of our Company’s 140th anniversary. The tower’s grand opening also marked the launch of “20 Stories of Strength,” a campaign to celebrate the new building and commemorate the long history that Prudential shares with the city of Newark.

Prudential also invested $150 million in revitalization projects surrounding the new building as part of our Company’s reaffirmation of its commitment to Newark and a symbol of the bright future that lies ahead for the city and our Company.

YOUR VIEWPOINT IS IMPORTANT

We value your support, and we encourage you to share your opinions, suggestions, interests and concerns with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on executive compensation via our website at www.prudential.com/executivecomp.

If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

2	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 10, 2016, at 751 Broad Street, Newark, NJ, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are excited that shareholder voting has increased each year and are again offering a voting incentive to registered shareholders. Because of your active participation, we have planted more than 645,000 trees through the incentive initiative.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	3

Notice of Annual Meeting of Shareholders of

Prudential Financial, Inc.

Place: Prudential’s Corporate Headquarters 751 Broad Street Newark, NJ 07102 Date: May 10, 2016 Time: 2:00 p.m.

AGENDA:

•     Election of 13 directors named in the proxy statement;

•     Ratification of appointment of PricewaterhouseCoopers LLP
as our independent registered public accounting firm for 2016;

•     Advisory vote to approve named executive officer compensation;

•     Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan;

•     Shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

•     Shareholders also will act on such other business as may
properly come before the meeting or any adjournment or
postponement thereof.

Record date: You can vote if you were a shareholder of record on March 11, 2016.

If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer,

Senior Vice President and Corporate Secretary

March 22, 2016

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

4	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2015 financial performance and key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and this Proxy Statement.

Business(1)

We reported after-tax adjusted operating income of $4.65 billion and earnings per share of Common Stock of $10.04 for 2015, compared to $4.36 billion and $9.21 per share of Common Stock for 2014. 2014 results were negatively impacted by market related and actuarial assumption updates while these items had a positive impact on 2015 results.(2)(3)

We reported book value, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $73.59 per share of Common Stock as of December 31, 2015, compared to $64.75 per share as of year-end 2014. This increase included $1.35 from the restructuring of the Company’s former Closed Block Business. Based on U.S. generally accepted accounting principles (“GAAP”) as of December 31, 2015, we reported book value of $92.39 per share of Common Stock, compared to $88.80 per share as of year-end 2014.

We reported operating return on average equity based on after-tax adjusted operating income of 14.5% for 2015 compared to 14.8% for 2014, exceeding our long-term target of 13-14% in each year.(4)

(1)	Amounts attributable to Prudential Financial, Inc. (PFI); represents results of the Company’s former Financial Services Businesses for 2014.
(2)	Adjusted Operating Income (“AOI”) and earnings per share (“EPS”) are defined in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. We use EPS and return on equity (“ROE”), which are based on AOI, and book value excluding accumulated other comprehensive income and the impact of foreign currency exchange rate measurement on net income or loss as performance measures in our incentive compensation programs.
(3)	AOI is a non-GAAP measure of performance. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in the Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.
(4)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	5

Summary Information

Assets under management reached $1.184 trillion at December 31, 2015, an increase from $1.176 trillion a year earlier.

We paid quarterly Common Stock dividends totaling $2.44 per share during 2015, with our fourth quarter dividend representing a 21% increase from prior quarters and total dividends per share for the year increased 12% from 2014.

COMPENSATION HIGHLIGHTS

The Compensation Committee has instituted a number of changes to our executive compensation program over the last five years to align with evolving competitive and governance practices and to strengthen the link to performance and rigor of our program. Our program highlights include:

•	We establish target and maximum award levels under our annual incentive award program, and require achievement of the midpoint of EPS guidance to earn target award funding.

•	Over 90% of our named executive officers’ (“NEOs”) total direct compensation is performance based.

•	Our NEOs are required to defer 30% of their annual incentive awards into the Book Value Performance Program.

•

Our annual incentive program and performance shares program include a relative performance modifier based on the Company’s performance against certain quantitative measures relative to peer life insurance companies.

•

We have a clawback policy for executive officers covering all incentive-based awards, material financial restatements, and misconduct (including failure to report), which includes a robust disclosure policy if such events occur.

•	The Compensation Committee closely monitors the risks associated with our executive compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•	We have increased the stock ownership guideline for the CEO from 500% to 700% of base salary.

•

In addition to stock ownership guidelines, we have stock retention requirements covering shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units.

For additional information, see the CD&A Section in this Proxy Statement.

The compensation of our NEOs reflects both our 2015 performance and the rigor of our executive compensation program.

Named Executive Officer	2015 Base Salary ($)	2015 Annual Incentive Award (as adjusted for mandatory deferrals)(1) ($)	2015 Long-Term Incentive Award Value(2) ($)	2015 Total Direct Compensation ($)
John R. Strangfeld	$1,400,000	$4,140,500	$11,774,500	$17,315,000
Robert M. Falzon	$700,000	$1,820,000	$4,780,000	$7,300,000
Mark B. Grier	$1,190,000	$3,570,000	$9,530,000	$14,290,000
Charles F. Lowrey	$770,000	$2,975,000	$6,025,000	$9,770,000
Stephen Pelletier	$770,000	$2,240,000	$5,460,000	$8,470,000

(1)	The following amounts are not included in the 2015 Annual Incentive Award column because they have been mandatorily deferred into the Book Value Performance Program: $1,774,500 for Mr. Strangfeld, $780,000 for Mr. Falzon, $1,530,000 for Mr. Grier, $1,275,000 for Mr. Lowrey, and $960,000 for Mr. Pelletier.

(2)	Represents long-term incentive awards granted in 2016 for 2015 performance. Amounts include portions of Annual Incentive Awards mandatorily deferred into the Book Value Performance Program.

Response to advisory vote and shareholder feedback

Approximately 82% of the votes cast at the 2015 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of our named executive officers were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly receive feedback from investors and review our executive compensation program to ensure alignment between the interests of our senior executives and shareholders.

6	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Summary Information

Corporate Governance Highlights

In 2015, we met with shareholders who hold a majority of our shares. During these meetings, shareholders were encouraged to identify potential Board candidates and share feedback on the Company, its governance practices and policies.

•	Proactively Adopted Proxy Access Policy for Director Nominees Based on shareholder feedback, we adopted proxy access in March 2015.

•

Compensation Recovery Policy In February 2015, we strengthened our clawback policy and adopted a resignation notice period requirement for all long-term incentive awards as described in more detail in the Compensation Discussion and Analysis below.

•

Enhanced Risk Oversight Established a new Risk Committee comprised of the chairs of each of the other Board committees to enhance the Board’s oversight of significant risks and risk oversight functions across the enterprise.

•	Shareholder Engagement In 2015, the Company met with shareholders who hold a majority of our shares.

Boards of Directors and Committees

Name/Age	Independent	Director Since	Committee Membership		Other Public Boards
Thomas J. Baltimore Jr., 52	Yes	Oct. 2008	• Executive • Finance	• Investment (Chair) • Risk	2
Gilbert F. Casellas, 63	Yes	Jan. 2001	• Audit • Corporate Governance & Business Ethics (Chair)	• Executive • Risk	0
James G. Cullen, 73	Yes	Jan. 2001	• Finance	• Investment	4
Mark B. Grier, 63	No	Jan. 2008			0
Martina Hund-Mejean, 55	Yes	Oct. 2010	• Audit		0
Karl J. Krapek, 67	Yes	Jan. 2004	• Lead Independent Director (Since May 2014) • Compensation (Chair)	• Executive (Chair) • Risk (Chair)	1
Peter R. Lighte, 67	Yes	Mar. 2016	• Corporate Governance & Business Ethics	• Investment	0
George Paz, 60	Yes	Mar. 2016	• Audit		2
Sandra Pianalto, 61	Yes	Jul. 2015	• Corporate Governance & Business Ethics	• Finance	2
Christine A. Poon, 63	Yes	Sep. 2006	• Executive • Finance (Chair)	• Investment • Risk	3
Douglas A. Scovanner, 60	Yes	Nov. 2013	• Audit (Chair) • Executive	• Risk	0
John R. Strangfeld, 62	No	Jan. 2008	• Executive		0
Michael A. Todman, 58	Yes	Mar. 2016	• Compensation	• Finance	2

Annual Meeting Proposals

Proposal	Recommendation of Board
Election of Directors	FOR each of the nominees
Ratification of Auditors	FOR
Advisory vote to approve named executive officer compensation	FOR
Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan	FOR
Shareholder proposal regarding an independent Board Chairman	AGAINST

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	7

Contents

ELECTION OF DIRECTORS

Page

9	Item 1 – Election of Directors
10	Director Nominees
15	Summary of Director Qualifications and Experience
16	Corporate Governance
17	Comprehensive Steps To Achieve Board Effectiveness—Annual Board Evaluation
18	Letter from the Lead Independent Director (www.prudential.com/leadindependentdirector)
19	Board Risk Oversight
20	Communication with Directors
21	Committees of the Board of Directors
22	Certain Relationships and Related Party Transactions
41	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT

AUDITORS FOR 2016—RATIFICATION

Page

25	Item 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm
26	Audit Committee Pre-Approval Policies and Procedures
27	Report of the Audit Committee

Voting Securities and Principal Holders	39
General Information About the Meeting	76
Voting Instructions and Information	76
Board Recommendations	77
Attending the Annual Meeting	77
Submission of Shareholder Proposals and Director Nominations	78

Proxy Statement

The Board of Directors of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 10, 2016, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 22, 2016.

ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

AND CD&A

Page

28	Item 3 – Advisory Vote to Approve Named Executive Officer Compensation
43	Compensation Discussion and Analysis (“CD&A”) Executive Summary
47	Philosophy and Objectives of Our Executive Compensation Program
47	How We Make Compensation Decisions
48	Role of the Compensation Consultant
50	Components of Our Executive Compensation Program
57	Supplemental Compensation Analysis
59	Clawback Policy
61	Compensation Committee Report
62	2015 Summary Compensation Table
66	Grants of Plan-Based Awards
68	Pension Benefits
71	Nonqualified Deferred Compensation

APPROVAL OF THE PRUDENTIAL FINANCIAL, INC. 2016 OMNIBUS INCENTIVE PLAN

Page

29	Item 4 – Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan
80	Appendix A – Prudential Financial, Inc. 2016 Omnibus Incentive Plan

SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

Page

37	Item 5 – Shareholder Proposal Regarding an Independent Board Chairman

8	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 1–Election of Directors

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2016 Annual Meeting. All 11 directors, then serving on the Board, attended the 2015 Annual Meeting.

Gordon Bethune and Constance Horner, both members of the Board, will have attained the age of 74 and will not stand for re-election. As a result, the Board will be reduced to 13 members immediately prior to the Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

BOARD HIGHLIGHTS

Added four directors since last annual meeting, with each adding skills and experience that we identified as optimal for the Board.

Committee rotation and appointment of new Chairs occurred in May 2015, which included new Audit and Corporate Governance Committee Chairs.

BOARD DIVERSITY

While the Company does not have a formal policy on Board diversity, our Corporate Governance Principles and Practices place great emphasis on diversity, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

Over 60% of our Board is diverse

4	director nominees have worked outside the United States
2	director nominees are African-American
1	director nominee is Asian-American
2	director nominees are Hispanic
3	director nominees are Women
1	director nominee is LGBT
13	Total number of director nominees

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	9

Item 1—Election of Directors: Director Nominees

BOARD TENURE FOR 2016 NOMINEES

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.

The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions collegially as a unit.

The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board and contributions to the Board and their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

Thomas J. Baltimore, Jr. Age: 52 Director Since: October 2008	Prudential Committees: • Executive • Finance • Investment (Chair) • Risk Former Directorships Held During the Past Five Years: • Integra Life Sciences Corporation (August 2012)	Public Directorships: • RLJ Lodging Trust • Duke Realty Corporation

Mr. Baltimore has been the President and Chief Executive Officer (CEO) of RLJ Lodging Trust (a NYSE-listed real estate investment company) since May 2011. Previously, he served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills & Qualifications

•	Business Head/Administration
•	Business Operations
•	Corporate Governance
•	Investments
•	Real Estate
•	Talent Management

10	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 1—Election of Directors: Director Nominees

Gilbert F. Casellas Age: 63 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Audit • Corporate Governance and Business Ethics (Chair) • Executive • Risk

Mr. Casellas has been Chairman of OMNITRU (a consulting and investment firm) since 2011. He was the VP, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998, and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills & Qualifications

• Business Ethics • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility • Government/Public Policy • Investments	• Risk Management • Talent Management

James G. Cullen Age: 73 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Finance • Investment Former Directorships Held During the Past Five Years: • Johnson & Johnson (April 2015)	Public Directorships: • Agilent Technologies, Inc. (Non-Executive Chairman) • Avinger Inc. • Keysight Technologies • NeuStar, Inc. (Non-Executive Chairman)

Mr. Cullen served as the President and Chief Operating Officer (COO) of Bell Atlantic Corporation from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group of Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen has also served as the Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

Skills and Qualifications:

•	Business Head/Administration
•	Business Operations
•	Corporate Governance
•	International
•	Marketing/Sales
•	Talent Management

Mark B. Grier Age: 63 Director Since: January 2008	Prudential Committees: • None

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments division and Global Marketing and Communications. Mr. Grier was Chief Financial Officer (CFO) of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills & Qualifications

•    Business Ethics

•    Business Head/Administration

•     Business Operations

•    Corporate Governance

•    Environmental/Sustainability/Corporate Responsibility

•     Finance/Capital Allocation

•     Financial Services Industry

•     Government/Public Policy

• Insurance Industry • International • Risk Management • Talent Management • Technology/Systems

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	11

Item 1—Election of Directors: Director Nominees

Martina Hund-Mejean Age: 55 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the CFO and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as Senior Vice President (SVP) and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • International • Investments	• Risk Management • Talent Management

Karl J. Krapek Age: 67 Director Since: January 2004 Lead Independent Director since May 2014

Prudential Committees:

•     Compensation (Chair)

•    Executive (Chair)

•     Risk (Chair)

Former Directorships Held During the Past Five Years:

•     Visteon Corporation (June 2012)

•     The Connecticut Bank & Trust Company (April 2012)

Public Directorships: • Northrop Grumman Corporation

Mr. Krapek served as the President and COO of United Technologies Corporation (UTC) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982. Mr. Krapek is also the co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility • Finance/Capital Allocation • International • Real Estate	• Risk Management • Talent Management • Technology/Systems

Peter R. Lighte Age: 67 Director Since: March 2016	Prudential Committees: • Corporate Governance and Business Ethics • Investment

Mr. Lighte served as the Vice Chairman, J.P. Morgan Corporate Bank, China, from 2010 to 2014, and the founding Chairman of J.P. Morgan Chase Bank China, from 2007 to 2010. Prior to that, he headed the Company’s International Client Coverage for Treasury and Securities Services in J.P. Morgan’s European Global Operating Services Division and was instrumental in re-establishing its corporate bank in London. Mr. Lighte previously served as the President of Chase Trust Bank in Tokyo from 2000 to 2002. He was also the founding representative in Beijing of Manufacturers Hanover Trust Company. Mr. Lighte has also taught at several academic institutions, including Middlebury College and the University of Santa Clara.

Skills & Qualifications

• Academia/Education • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy	• International • Investments • Risk Management • Talent Management

12	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 1—Election of Directors: Director Nominees

George Paz Age: 60 Director Since: March 2016	Prudential Committees: • Audit	Public Directorships: • Express Scripts Holding Company • Honeywell International Inc.

Mr. Paz has been Chairman and CEO of Express Scripts Holding Company (Express Scripts), a prescription benefit management company, since May 2006 and April 2005, respectively. He will step down as CEO in May 2016 and will continue as Chairman of the Board. Mr. Paz also served as the President of Express Scripts from October 2003 to February 2014 and has been a director since January 2004. He joined Express Scripts in 1998 as SVP and CFO. Prior to joining Express Scripts, Mr. Paz was a partner at Coopers and Lybrand from 1988 to 1993 and 1996 to 1998 and served as Executive Vice President and CFO for Life Partners Group from 1993 to 1995.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy • Insurance Industry	• Risk Management • Talent Management

Sandra Pianalto Age: 61 Director Since: July 2015	Prudential Committees: • Corporate Governance and Business Ethics • Finance	Public Directorships: • Eaton Corporation plc • The J.M. Smucker Company

Ms. Pianalto served as the President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. She was the First Vice President and COO of the Cleveland Fed from 1993 to 2003 and served as its VP and Secretary to the Board of Directors from 1988 to 1993. Ms. Pianalto also served in various supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the US House of Representatives.

Skills & Qualifications

• Academia/Education • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy	• Risk Management • Talent Management

Christine A. Poon Age: 63 Director Since: September 2006	Prudential Committees: • Executive • Finance (Chair) • Investment • Risk	Public Directorships: • Koninklijke Philips Electronics NV • Regeneron Pharmaceuticals • The Sherwin-Williams Company

Ms. Poon served as Dean of Fisher College of Business at The Ohio State University from May 2009 until November 2014 and is now a member of the faculty. She served as Vice Chairman and a member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills & Qualifications

•	Academia/Education
•	Business Head/Administration
•	Business Operations
•	Corporate Governance
•	International
•	Marketing/Sales
•	Talent Management

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	13

Item 1—Election of Directors: Director Nominees

Douglas A. Scovanner Age: 60 Director Since: November 2013	Prudential Committees: • Audit (Chair) • Executive • Risk

Mr. Scovanner has been the Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as the CFO (1994 to 2012) and Executive Vice President (2000 to 2012) of the Target Corporation (a North American retailer). Prior to joining the Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Investments • Real Estate	• Risk Management • Talent Management

John R. Strangfeld Age: 62 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investment divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills & Qualifications

•    Business Ethics

•    Business Head/Administration

•     Business Operations

•    Corporate Governance

•    Environmental/Sustainability/Corporate Responsibility

•     Finance/Capital Allocation

•     Financial Services Industry

•     Insurance Industry

• International • Investments • Risk Management • Talent Management • Technology/Systems

Michael A. Todman Age: 58 Director Since: March 2016	Prudential Committees: • Compensation • Finance	Public Directorships: • Brown-Forman Corporation • Newell Rubbermaid, Inc.

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America from 2007 to 2010. Mr. Todman held several senior positions including Executive Vice President and President of Whirlpool Europe from 2001 to 2005 and Executive Vice President, Whirlpool North America, in 2001. Prior to joining Whirlpool, Mr. Todman served in a variety of leadership positions at Wang Laboratories Inc. and Price Waterhouse and Co.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Government/Public Policy • International • Marketing/Sales	• Risk Management • Talent Management

14	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 1—Election of Directors: Director Nominees

Summary of Director Qualifications and Experience

	Baltimore, Thomas J., Jr.	Casellas, Gilbert F.	Cullen, James G.	Grier, Mark B.	Hund-Mejean, Martina	Krapek, Karl J.	Lighte, Peter C.	Paz, George	Pianalto, Sandra	Poon, Christine A.	Scovanner, Douglas A.	Strangfeld, John R.	Todman, Michael A.
ACADEMIA/EDUCATION experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.							•		•	•			
BUSINESS ETHICS experience is important given the critical role that ethics plays in the success of our businesses.		•		•								•	
BUSINESS HEAD/ADMINISTRATION experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	•	•	•	•	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.	•	•	•	•	•	•	•	•	•	•	•	•	•
CORPORATE GOVERNANCE experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	•	•	•	•	•	•	•	•	•	•	•	•	•
ENVIRONMENTAL/SUSTAINABILITY/CORPORATE RESPONSIBILITY experience strengthens the Board's oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible, sustainable business model.		•		•		•						•	
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.				•	•	•	•	•	•		•	•	•
FINANCIAL EXPERTISE/LITERACY is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•	•	•	•	•	•
FINANCIAL SERVICES INDUSTRY experience is important in understanding and reviewing our business and strategy.				•	•		•	•	•		•	•	
GOVERNMENT/PUBLIC POLICY experience is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.		•		•			•	•	•				•
INSURANCE INDUSTRY experience is important in understanding and reviewing our business and strategy.				•				•				•	
INTERNATIONAL experience is important in understanding and reviewing our business and strategy.			•	•	•	•	•			•		•	•
INVESTMENTS experience is important in evaluating our financial statements and investment strategy.	•	•			•		•				•	•	
MARKETING/SALES experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.			•							•			•
REAL ESTATE experience is important in understanding and reviewing our business and strategy.	•					•					•		
RISK MANAGEMENT experience is critical to the Board's role in overseeing the risks facing the Company.		•		•	•	•	•	•	•		•	•	•
TALENT MANAGEMENT experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.	•	•	•	•	•	•	•	•	•	•	•	•	•
TECHNOLOGY/SYSTEMS experience is relevant to the Company as it looks for ways to enhance the customer experience and internal operations.				•		•						•

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	15

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses, including reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. Pursuant to succession planning, the Board has recently added four directors who were recommended by an independent third-party search firm. The Committee was assisted with its recruitment efforts by such firm, which recommended candidates that satisfied the Board’s criteria. The search firm also provided research and pertinent information regarding candidates, as requested.

Shareholder Nominations and Recommendations of Director Candidates

We amended our By-laws in March 2015 to permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience and Tenure.”

16	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance

Director Attendance

During 2015, the Board of Directors held 10 meetings. Together, the directors attended 98% of the combined total meetings of the full Board and the committees on which they served in 2015 and no director attended less than 95% of the combined total meetings of the full Board and the committees on which he or she served in 2015.

Director Independence

The current Board consists of 15 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Mss. Horner, Hund-Mejean, Pianalto and Poon, and Messrs. Baltimore, Bethune, Casellas, Cullen, Krapek, Lighte, Paz, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles and Practices. In addition, the Board previously determined that Mr. James Unruh, who did not stand for re-election at our 2015 Annual Meeting, was an “independent” director.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually.

Under our Corporate Governance Principles and Practices, the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but for no more than three years. Mr. Krapek has served as our Lead Independent Director since May 2014. The responsibilities and authority of the Lead Independent Director include:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	authorization to call meetings of the independent directors;

•	serving as a liaison between the Chairman and the independent directors;

•	approving information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	authorization to retain outside advisors and consultants who report directly to the Board of Directors on board-wide issues; and

•	ensuring that he/she be available, if requested by shareholders, when appropriate, for consultation and direct communication.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	17

Letter from the Lead Independent Director

As your Lead Independent Director, it is a privilege to serve our shareholders with my fellow Board members. Prudential’s leading governance policies play a prominent role within our organization by helping us compete more effectively, achieve success, and build sustainable value for our shareholders.

The Board’s Strategic Oversight Role

Through the depth and diversity of our directors’ experience and expertise, our Board brings a thorough understanding of the Company’s businesses, and their underlying economics, competitive dynamics and other external factors, to its oversight role. Throughout the year, our directors are actively engaged in dialogue with Prudential’s senior business leaders. The Board approaches these discussions with an owner’s long-term mind-set and a focus on assessing new opportunities while also identifying potential forces that may adversely impact the Company.

Board Refreshment and Succession Planning

Our commitment to Board refreshment and succession planning is at the core of our ability to maintain our independence of thought and action. We undertake serious and deliberate consideration when evaluating our current directors’ skills and expertise. For prospective Board candidates, we seek individuals with skills that are complementary to our industry, the regulatory environment, and the company’s risk profile. As part of our Board succession planning, between July 2015 and February 2016 we elected four new directors, each with skills and experiences that will provide significant value to the Board, management and shareholders.

Committee Rotation

We routinely refresh our committees as a way to strengthen our members’ awareness of the issues, broaden their perspectives, and diversify each committee’s expertise. In 2015, we elected new chairs of our Audit and Corporate Governance and Business Ethics Committees.

Shareholder Engagement

Addressing the interests of our Company’s shareholders is another prominent focus for the Board. This year, the Board had the opportunity to engage with shareholders who held a majority of our shares, both individually and in a group setting, to discuss a number of important topics. We appreciate the honest feedback, the open exchange of ideas, and the opportunity to learn from one another. As a Board, we welcome and value dialogue with all of our stakeholders, and we work to reflect their recommendations in our practices and policies.

The Board remains committed to helping Prudential serve our customers, deliver excellent operating results and create attractive returns for our shareholders.

I encourage you to watch a short video I prepared that provides our investors with additional perspective on the Board. You can access the video from the Corporate Governance section of our website at www.prudential.com/leadindependentdirector. We see this video as an important component of our shareholder engagement initiative.

On behalf of the entire Board, thank you for your support and vote of confidence.

Karl J. Krapek Lead Independent Director

18	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee: risks related to financial controls, legal, regulatory and compliance issues, and the overall risk management governance structure and risk management function;

•

Finance Committee: risks related to capital and liquidity management, incurrence and repayment of borrowings, the capital structure of the enterprise, funding of benefit plans, and the levels of insurance reserves and policyholder dividends;

•	Investment Committee: investment risk, and the strength of the investment function;

•	Compensation Committee: the design and operation of the Company’s compensation programs so that they do not encourage unnecessary or excessive risk-taking;

•

Corporate Governance and Business Ethics Committee: the Company’s political contributions, lobbying expenses and overall political strategy, as well as the Company’s environmental, sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability; and

•	Risk Committee: the governance of significant risks throughout the Company, monitors its overall risk profile, and coordinates the risk oversight functions of the other Board committees.

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2015, the full Board received a report from the Chief Risk Officer on the important strategic issues and risks facing the Company. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function.

In 2015, the Board also established a Risk Committee, comprised of the chairs of each of the other Board committees. The principal activities of the Risk Committee are to: oversee the Company’s assessment and reporting of material risks by reviewing the metrics used by management to quantify risk, applicable risk limit structures and risk mitigation strategies; review the Company’s processes and procedures for risk assessment and risk management, including the related assumptions used across the Company’s businesses and material risk types; and receive reports from management on material and emerging risk topics that are reviewed by the Company’s internal management committees.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

We monitor the risks associated with our executive compensation program and individual compensation decisions on an ongoing basis. Each year management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s compensation plans allow for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	19

Corporate Governance

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

SHAREHOLDER ENGAGEMENT

In 2015, we continued our practice of engagement, communication, and transparency in a variety of ways, including the following:

•	proactively adopted a “proxy access” right for long-term shareholders to complement our existing shareholder rights practices and to address shareholder feedback;

•

provided multiple avenues for shareholders to communicate with the Company and the Board. We have received over 12,000 shareholder comments in the last six years. Shareholders also continued to use the mechanisms available through www.prudential.com/governance to provide input;

•	promoted greater communication with our institutional shareholders on corporate governance issues by engaging with shareholders who held a majority of our shares;

•	advanced open Board communication by facilitating interaction between our directors and shareholders; and

•	recognized in The Council of Institutional Investors “Best Disclosure: Company-Shareholder Engagement” publication as a best practice leader.

20	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates its independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that all of our Audit Committee members, Ms. Hund-Mejean, Messrs. Casellas, Paz, and Scovanner, are financially literate and are audit committee financial experts as defined by the SEC. The Audit Committee met 11 times in 2015.

Compensation Committee

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the CD&A. The Compensation Committee met six times in 2015.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses. The Corporate Governance and Business Ethics Committee met seven times in 2015.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise. The Executive Committee did not meet in 2015.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, subsidiary structure and major capital expenditures. The Finance Committee met seven times in 2015.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2015.

Risk Committee

The Risk Committee oversees the governance of significant risks throughout the enterprise, including by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board. The Risk Committee met six times in 2015.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	21

Corporate Governance

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	when the amount involved exceeds $120,000; and

•

when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less than 10 percent beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the market place (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the market place and in accordance with applicable law.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that there were two transactions that qualified as related party transactions since the beginning of 2015. The brother of Robert Falzon, our Executive Vice President and Chief Financial Officer, Michael Falzon, is a Vice President for Infrastructure Systems Development. In 2015, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was approximately $440,000. The son-in-law of Barbara Koster, our Senior Vice President and Chief Information Officer, Joshua D. Howard, is an associate in Quantitative Management Associates, a subsidiary of the Company. In 2015, the total compensation paid to Mr. Howard, including salary and bonus, was approximately $130,000. In both cases the compensation is similar to the compensation of other employees holding equivalent positions. Neither individual is in the reporting chain of the executive officer.

22	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance

SUSTAINABILITY AND ENVIRONMENT

Prudential uses the word “sustainability” in its literal sense, describing how the Company creates long-term value to sustain its ability to keep its promises. Advocates in sustainability have recognized Prudential’s work in the area, including the active involvement of the Board and senior leadership. Highlights of the company’s focus on sustainability include:

•	Updating the Board’s Governance and Business Ethics Committee with a formal report on the Company’s strategy and progress.

•	Releasing its annual sustainability report — Powering Ambitions — with stakeholder feedback shaping the content. It is available at www.prudential.com/sustainability.

•

Engaging with industry groups, advocates and shareholders on our efforts. Prudential executives participated in the Ceres research report “View from the Top,” which provides guidance to corporate boards on engaging in sustainability performance.

•

Sponsoring and speaking at the Investor Network on Climate Risk’s biannual Summit on Climate Risk, the preeminent forum for institutional investors to discuss the implications of climate change for capital markets and their portfolios.

•	Inviting registered shareholders to steward energy and paper by accessing shareholder material online, voting online and registering for direct deposit of dividends.

•	Receiving a “World’s Most Ethical Company” designation from the Ethisphere Institute. The company’s strongly ethical environment is a key attribute of Prudential’s sustained success.

•	Being recognized as one of Corporate Knights’ 2016 Global 100 Most Sustainable Corporations in the World.

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of PAC contributions. We also include information on annual dues, assessments and contributions of $25,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.” Prudential received a top-five ranking in the 2015 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	23

Corporate Governance: Good Governance Practices

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members sit on the Community Resources Oversight Committee, which oversees Prudential’s corporate social responsibility work. These directors inform the Company’s social responsibility efforts in strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

CORPORATE COMMUNITY INITIATIVES

The Office of Corporate Social Responsibility (CSR) leads Prudential’s investments in underserved communities. These investments represent a continuum of resources-grants, investments and human capital and are focused on eliminating barriers to financial mobility. In 2015, Prudential invested:

•	$37 million in grants to nonprofit organizations through The Prudential Foundation;

•	$183 million in impact investments to non-profits and businesses that seek to create both a financial and social return; and
•	$14 million in corporate contributions to non-profit organizations, including $3 million in projects serving U.S. veterans.

In addition, Prudential employees continued the Company’s long tradition of corporate community involvement.

For these efforts, Prudential has been named to the Civic 50 list celebrating America’s most community-minded companies, an honor awarded by the non-profit organization Points of Light and Bloomberg LP.

GOOD GOVERNANCE PRACTICES

Board
Strong Lead Independent Director including charter to guide oversight and independent leadership Majority Independent Directors – 11 of the 13 director nominees are independent

Director Stock Ownership Guidelines – within six years of joining the Board, each director is expected to own common stock or deferred stock units with a value equivalent to six times their annual retainer

Annual Election of Directors by majority votes cast in an uncontested election	Annual Board Evaluation – overseen by independent third party
Board Continuing Education – new director orientation and continuing education on critical topics and issues
Shareholder Rights	Compensation
Proactive Adoption of Proxy Access Special Meeting Threshold of 10% No Poison Pill	Annual Say on Pay Shareholder Vote Clawback Policy Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

24	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 2–Ratification of the Appointment of the

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (independent auditor) for 2016. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2015 and 2014.

Worldwide Fees (In Millions)

Service	2015	2014
Audit(A)	$50	$47
Audit-Related(B)	$4	$4
Tax(C)	$2	$2
All Other	—	—
Total	$56	$53

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2015, tax compliance and preparation fees totaled $1.6M and tax advisory fees totaled $0.5M, and in 2014, tax compliance and preparation fees totaled $1.7M and tax advisory fees totaled $0.6M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit and tax services paid by these entities of $14M in 2015 and $14M in 2014.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PwC has been the Company’s independent auditor since 2001.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	25

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

In determining whether to reappoint the independent auditor, the Audit Committee annually considers several factors including:

•	the length of time the firm has been engaged;

•	the firm’s independence and objectivity;

•	PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner;

•	historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

In accordance with the Securities Exchange Act of 1934, as amended, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chairman vetting the independent auditor’s candidates, and final concurrence on the individual is done in consultation with the full Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2016.

ENHANCING COMMUNICATION THROUGH AUDIT COMMITTEE REPORTING

The Center for Audit Quality and a group of nationally recognized U.S. corporate governance and policy organizations, jointly released a paper entitled “Enhancing the Audit Committee Report: A Call to Action,” which encouraged audit committees of public companies to proactively consider strengthening their public disclosures to more effectively convey the critical work of audit committees to investors and stakeholders. Prudential was featured as an example of a company exhibiting voluntary practices strengthening audit committee disclosures.

26	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE

Four non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that all of our Audit Committee members, Messrs. Casellas, Paz and Scovanner and Ms. Hund-Mejean, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2015 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB.

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance, data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fee, both on an absolute basis and as compared with its peers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE

Douglas A. Scovanner (Chairman)

Gilbert F. Casellas

Martina Hund-Mejean

George Paz*

*	Mr. Paz was elected to the Audit Committee effective March 9, 2016.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	27

Item 3–Advisory Vote to Approve

Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2015 executive compensation program and policies for our named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it has done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Accordingly, the next “Say on Pay” vote will occur in 2017.

The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

28	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 4–Approval of the Prudential Financial, Inc.

2016 Omnibus Incentive Plan

We currently maintain our Omnibus Incentive Plan (the “Omnibus Plan” or “2003 Omnibus Plan”) and our Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”), which have not had additional share authorizations since they were approved by shareholders in 2003. Accordingly, the number of shares remaining available under the Omnibus Plan and the Director Plan may be insufficient to meet the Company’s compensation goals in the coming years. To ensure that the Company has an adequate number of shares available for compensation to its directors, employees and agents, we are asking our shareholders to approve the Prudential Financial, Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”). The 2016 Omnibus Plan will increase the number of shares of Common Stock available for issuance to eligible directors, employees and agents by 23,000,000 shares.

This approval will also act as shareholder approval of the material terms of the performance goals for which performance-based compensation is to be paid under the 2016 Omnibus Plan to obtain the deduction available under Section 162(m) of the Internal Revenue Code for performance-based compensation (as described below).

The Board approved the 2016 Omnibus Plan, subject to shareholder approval. The Board believes that stock-based compensation aligns the interests of recipients with those of shareholders, encourages decisions and rewards performance that contributes to the long-term growth of the Company’s business and enhances shareholder value. If shareholders decline to approve the 2016 Omnibus Plan, the Company will have less flexibility to provide competitive compensation, which will limit its ability to attract, motivate and retain the caliber of employees we believe is necessary to deliver sustained high performance to our shareholders and customers. The 2016 Omnibus Plan will be effective upon its approval by the shareholders of the Company at our Annual Meeting on May 10, 2016.

We will not grant any new awards under the 2003 Omnibus Plan after the effective date of the 2016 Omnibus Plan. However, we expect to continue to grant awards to our non-employee directors under the Director Plan if sufficient shares remain available.

The following table sets forth certain information about the Omnibus Plan and the Director Plan, and the increase in shares for the 2016 Omnibus Plan.

Number of outstanding Options as of February 29, 2016	11,912,935
Weighted average exercise price of the outstanding Options	$65.84
Weighted average remaining contractual term of the outstanding Options	5.19 years
Number of outstanding Restricted Units, as of February 29, 2016	5,158,896
Number of outstanding Performance Shares, as of February 29, 2016(1)	1,145,518
Shares Available Under the Omnibus Plan, as of February 29, 2016	2,858,408
Shares Available Under the Director Plan, as of February 29, 2016	53,159
Additional shares requested for approval pursuant to this Proposal	23,000,000
Estimated(2) total number of shares available for issuance under the 2016 Omnibus Plan	25,858,408

(1)	Represents the number of Performance Shares that would be received based on maximum performance.
(2)	As may be increased as a result of share withholding and forfeited awards granted under the Omnibus Plan or decreased due to new grants under the Omnibus Plan prior to the effective date of the 2016 Omnibus Plan.

Based on our current equity compensation practices and stock price, we expect the proposed share reserve will be sufficient to fund the Company’s equity compensation under the plan for the next four to five years.

Burn Rate and Dilution/Overhang

Two measures that our Compensation Committee has considered in assessing our equity grant practices are burn rate and dilution/overhang.

•

Burn Rate. Burn rate is a measure of share usage and it quantifies the rate at which a company is utilizing its share reserve by expressing the number of equity awards granted as a percentage of the weighted-average undiluted number of shares of Common Stock outstanding during the year. Burn rate typically does not take into account cancellations and other shares returned to the share reserve. Over the past three fiscal years, our annual burn rate with regard to our Omnibus Plan has averaged 0.79% (0.72% in 2015).

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	29

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

•

Dilution/Overhang. Another measure used to quantify the cumulative impact of our equity compensation practices is a dilution analysis commonly referred to as “overhang.” Overhang is typically calculated as the number of shares related to outstanding equity awards, plus the number of shares available in the share reserve, divided by the fully diluted number of shares of Common Stock outstanding at the end of the year (i.e., outstanding shares and equity awards plus our remaining share reserve). Our overhang with regard to our Omnibus Plan as of December 31, 2015 was 5.22%. If the 2016 Omnibus Plan is approved, our overhang would increase to approximately 9.05% based on the number of shares of Common Stock outstanding on February 29, 2016. The potential dilution from the 2016 Omnibus Plan, expressed as the percentage obtained by dividing the estimated number of shares in the share reserve by the number of shares of Common Stock outstanding as of February 29, 2016, would be approximately 5.85%. Actual dilution from the 2016 Omnibus Plan may be lower because shares issued for awards other than Options and SARs reduce the share reserve by two shares for every one share issued.

Executive Officer Grants, Burn Rate and Dilution/Overhang for the Past Three Fiscal Years

	2015 (%)	2014 (%)	2013 (%)	Average (%)
Percentage of Equity Awards Granted to Executive Officers	21.44	22.38	22.36	22.06
Burn Rate	0.72	0.53	1.10	0.79
Dilution/Overhang	5.22	6.03	6.95	6.07

KEY GOVERNANCE HIGHLIGHTS OF THE 2016 OMNIBUS PLAN:

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback in certain circumstances

•	Full-value awards (i.e., stock-settled awards other than stock options and stock appreciation rights) count against the maximum share limit as two shares for every one share issued

•	No discounted options may be granted
•	No repricing of stock options or stock appreciation rights without shareholder approval

•	No automatic vesting of equity-based awards upon a change in control (so-called “single trigger” vesting)

•	No tax gross-ups—the 2016 Omnibus Plan does not provide for any tax gross-ups

Key Terms of the 2016 Omnibus Plan

The following is a summary of provisions of the 2016 Omnibus Plan. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified by reference to the complete text of the 2016 Omnibus Plan included in this Proxy Statement as Appendix A.

Purpose:	Foster and promote the long-term financial success of the Company and materially increase shareholder value by aligning the interests of shareholders and employees.
Eligible Participants:	Any individual who is a non-employee director of the Company or either an employee of, or an insurance agent (whether or not a common law employee or a full-time life insurance salesperson under the Internal Revenue Code (the “Code”)) of, the Company or any subsidiary. As of December 31, 2015, approximately 50,000 individuals would have been eligible to participate in the 2016 Omnibus Plan, including all of our non-employee directors and executive officers.
Award Types:	Options, SARs, Restricted Units, Restricted Stock, Dividend Equivalents, Performance Units, Performance Shares, and Annual Incentive Awards (each, an “Award”)
Share Reserve:

•   23,000,000 shares of Common Stock, plus:

•   The number of shares available for awards under the Omnibus Plan as of the effective date of the 2016 Omnibus Plan, which is estimated to be 2,858,408 shares (based on grants and forfeitures through February 29, 2016, and as may be decreased or increased due to grants and forfeitures under the Omnibus Plan prior to the effective date of the 2016 Omnibus Plan).

Share Counting:	Shares issued in connection with Options and SARs are counted against the share reserve as one share for every one share issued; for Awards other than Options and SARs, any shares issued are counted against the share reserve as two shares for every one share issued.

30	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

Share Recycling	Shares of Common Stock subject to an Award granted under the 2016 Omnibus Plan or the Omnibus Plan that are not issued because the Award expires or, is cancelled, terminated, forfeited or settled without issuance of Common Stock (including, but not limited to, shares tendered or withheld to exercise outstanding Options or SARs and shares tendered or withheld for taxes on Awards) will be added back to the share reserve (with specified exceptions after the tenth anniversary of the 2016 Omnibus Plan’s effective date).
Minimum Vesting	Options and SARs will have a vesting schedule of at least one year from the date of grant. (However, Options or SARs in respect of up to 5% of the share reserve may be granted without this requirement.)
Director Compensation Limit	The amount of cash and equity-based compensation to non-employee directors is limited to $600,000 in a compensation year, as measured based on the grant date value (for equity-based compensation).
Plan Expiration	Either (a) the date when no more shares of Common Stock are available for issuance under the 2016 Omnibus Plan, or, if earlier, (b) the date the Plan is terminated by the Board of Directors.

Administration

The Compensation Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the “Committee”), will administer the 2016 Omnibus Plan with the authority to, among other things, interpret the 2016 Omnibus Plan, determine eligibility for, grant and determine the terms of Awards, and to do all things necessary or appropriate to carry out its provisions and purposes. The Committee may delegate to any member of the Board, employee or group of directors or employees any portion of its authority and powers with respect to Awards to participants who are not directors or executive officers. Only the Committee may exercise authority in respect of Awards granted to directors or executive officers.

The Committee may condition the grant of any Award on a recipient’s agreement not to compete, not to solicit the Company’s employees and customers and not to disclose confidential information, as well as compliance with clawback policies.

Shares Deliverable Under the Plan

The shares to be delivered under the 2016 Omnibus Plan may consist, in whole or in part, of Common Stock purchased by the Company for the purpose of granting Awards, treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.

Compliance with Code Section 162(m)

The 2016 Omnibus Plan has various limits that apply to individual and aggregate Awards, designed in part to comply with the requirements of Code Section 162(m) governing the deductibility of compensation paid to executive officers of a publicly traded company. Among other requirements, Code Section 162(m) provides that to preserve deductibility, shareholders must approve the material terms of “performance-based compensation” for participants who are “covered employees” within the meaning of Code Section 162(m) (the “Covered Employees”), which terms include the eligible employees, the business criteria serving as the performance goal and the maximum amount payable (or the applicable formula).

For Annual Incentive Awards to Covered Employees, the performance condition and maximum limitation are that the amount payable to a Covered Employee in any year may not exceed four-tenths of one percent (0.4%) of Adjusted Operating Income for the fiscal year ended prior to the year in which payment is due.

For awards of Restricted Stock, Restricted Units, Performance Shares, Performance Units and associated Dividend Equivalents to Covered Employees, the performance condition is that Adjusted Operating Income must be positive in at least one fiscal year during which the Award is outstanding for at least 276 days of that year, and the maximum limitation is that the amount payable to a Covered Employees in any year may not exceed four-tenths of one percent (0.4%) of the highest amount of Adjusted Operating Income for any of the three fiscal years ended prior to the year payment on those Awards is due. For purposes of the 2016 Omnibus Plan, “Adjusted Operating Income” means the Company’s total pre-tax adjusted operating income as reported in our Quarterly Financial Supplement.

The number of Options and SARs that may be granted to any participant in the 2016 Omnibus Plan may not exceed an aggregate of 2,500,000 Options and SARs during any three-year period.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	31

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

Options

Options entitle the recipient to purchase shares of Common Stock at a specified exercise price. Options may be granted in the form of incentive stock options qualifying for special tax treatment under Code Section 422 (“ISOs”) and nonstatutory stock options (“Nonstatutory Options”). Options must be granted with an exercise price at least equal to the fair market value of a share of Common Stock on the date of grant, and generally may not be exercisable for more than 10 years after the date of grant. No Option that is intended to be an ISO may be granted after the tenth anniversary of the date the 2016 Omnibus Plan becomes effective. Unless the Committee otherwise determines, Options generally become exercisable in one-third increments on each of the first three anniversaries of the date of grant.

For purposes of the 2016 Omnibus Plan, “fair market value” generally means, on any given date, the price of the last trade, regular way, in the Common Stock on the date on the NYSE. If there are no trades on the relevant date, the “fair market value” for that date means the closing price on the immediately preceding date on which Common Stock transactions were reported.

The Committee does not have the power or authority to reduce the exercise price of outstanding Options, to grant new Options in substitution for or upon the cancellation of Options previously granted or to cash out outstanding Options for an amount greater than the spread between the fair market value and the exercise price, other than with shareholder approval, in connection with the assumption of awards upon a change of control or for certain adjustments in capitalization (as described below).

Stock Appreciation Rights

A SAR is a contractual right granted to the participant to receive, either in cash or Common Stock, an amount equal to the appreciation of one share of Common Stock from the date of grant. SARs may be granted as freestanding Awards, or in tandem with other types of grants. Unless the Committee otherwise determines, the terms and conditions applicable to (i) SARs granted in tandem with Options will be substantially identical to the terms and conditions applicable to the tandem Options, and (ii) freestanding SARs will be substantially identical to the terms and conditions that would have been applicable were the grant of the SARs a grant of Options. SARs that are granted in tandem with an Option may only be exercised upon surrender of the right to exercise the Option for an equivalent number of shares. The Committee may cap any SAR payable in cash.

Restricted Stock, Restricted Units and Dividend Equivalents

A share of Restricted Stock is a share of Common Stock that is subject to certain transfer restrictions and forfeiture provisions for a specified period of time. A Restricted Unit is an unfunded, unsecured right (which may be subject to forfeiture or transfer restrictions) to receive cash or a share of Common Stock at the end of a specified period of time. A Dividend Equivalent represents an unfunded and unsecured promise to pay an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the Award recipient. Dividend Equivalents may be granted in connection with a grant of Restricted Units, Performance Shares or Performance Units valued by reference to a share of Common Stock. The Committee may, in its discretion, pay the value of Restricted Units and Dividend Equivalents in Common Stock, cash or a combination of both.

Unless otherwise determined by the Committee, the restrictions on Restricted Stock and Restricted Units will generally lapse on the third anniversary of the date of grant. Similarly, unless otherwise determined by the Committee, Dividend Equivalents paid with respect to Restricted Units, Performance Shares or Performance Units valued by reference to Common Stock will be determined based on the number of shares of Common Stock that become payable or that determine the value to be paid in respect of the Award taking into account, for the Performance Shares and Performance Units, the level of performance achieved.

Generally, a participant will, subject to specified restrictions and conditions, have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A participant will not have the rights of a shareholder with respect to Restricted Units or Dividend Equivalents.

Annual Incentive Awards

At the direction of the Committee, Awards with a performance cycle of one year or less may be made to participants and, unless determined otherwise by the Committee, shall be paid in cash based on achievement of specified performance goals.

32	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

Performance Units

Performance Units are Awards of units, payable in cash or Common Stock. The number of units may be determined over a performance cycle based on the satisfaction of performance goals, and the value of Performance Units may correspond to the value of a specified number of shares of Common Stock or other property specified by the Committee, or may be a stated dollar value specified by the Committee.

Performance Shares

Performance Shares are Awards of units denominated in Common Stock. The number of the units may be determined over a performance cycle based on the satisfaction of performance goals. Performance Shares are payable in Common Stock.

Treatment of Awards on Termination of Employment

Under the 2016 Omnibus Plan, generally, unless the Committee determines otherwise as of the date of a grant of any Award or thereafter, Awards are treated as follows upon a participant’s termination of service, regardless of the Award’s otherwise applicable terms.

Resignation. If a participant voluntarily terminates service from the Company or any Affiliate:

•	Annual Incentive Awards: If the termination occurs before authorization of the payment of an Annual Incentive Award, the participant forfeits all rights to payment; and

•	All other Awards (including associated Dividend Equivalents): All other outstanding (and unexercised) Awards and associated Dividend Equivalents credited to the participant are forfeited.

Termination for Cause. If a participant’s service is terminated for “cause”:

•	Annual Incentive Awards: All rights to payment for Annual Incentive Awards are forfeited; and

•

All other Awards (including associated Dividend Equivalents): All other outstanding (and unexercised) Awards and associated Dividend Equivalents credited to the participant are forfeited, and the Committee may require that the participant disgorge any profit, gain or benefit from any Award exercised or paid to the participant up to 12 months prior to the participant’s termination.

For purposes of the 2016 Omnibus Plan, “cause” includes dishonesty, fraud or misrepresentation; inability to obtain or retain appropriate licenses; violation of any rule or regulation of any regulatory or self-regulatory agency or of any policy of the Company or any subsidiary; commission of a crime; breach of a written covenant or agreement not to misuse property or information; or any act or omission detrimental to the conduct of the Company’s or any subsidiary’s business in any way.

Approved Retirement. If a participant’s employment terminates by reason of “Approved Retirement”:

•	Annual Incentive Awards: The participant will receive a pro-rated Annual Incentive Award based on actual achievement of the performance goals for the applicable performance cycle;

•

Options/SARs: All outstanding Options and SARs shall become immediately exercisable in full and may be exercised by the participant at any time prior to the expiration of the term of the Options or within five years following the participant’s Approved Retirement, whichever period is shorter;

•

Restricted Stock/Restricted Units (including associated Dividend Equivalents): Any restrictions will lapse as to outstanding Restricted Stock, Restricted Units and associated Dividend Equivalents and payment will generally be made within 74 days following the termination of employment (subject to any further delay as may be required to comply with the provisions of Code Section 409A); and

•

Performance Units/Performance Shares (including associated Dividend Equivalents): On the 60th day following the end of the applicable performance cycle, the participant will receive a prorated payment for outstanding Performance Units and Performance Shares based on actual achievement of the performance goals for the performance cycle.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	33

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

For purposes of the 2016 Omnibus Plan, “Approved Retirement” generally means termination of a participant’s employment, other than for “cause”: (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a subsidiary and in which the participant participates, or (ii) on or after attaining age 55 and completing at least five years of service (or a longer period of service, as the Committee shall determine from time to time).

Death or Disability. The 2016 Omnibus Plan also has default provisions for the treatment of Awards following termination of a participant’s service due to death or disability that have the effect of providing the beneficiaries of the deceased participant or the disabled participant the full benefit of the participant’s outstanding Awards, regardless of the period of service completed prior to the date of the termination. All Options and SARs would immediately become exercisable in full, all Restricted Stock would become vested, all Restricted Units and any Dividend Equivalents credited with respect thereto would become vested and payable, and all Performance Shares and Performance Units, and any Dividend Equivalents credited with respect thereto would vest and be payable at target.

Termination for Other Reasons. If a participant’s service terminates for any reason other than resignation, termination for cause, approved retirement, death or disability:

•	Annual Incentive Awards: If the termination occurs before authorization of the payment of an Annual Incentive Award, the participant forfeits all rights to payment;

•

Options/SARs: Options/SARs that are exercisable on the date of termination may be exercised at any time prior to the expiration date of the term of the Options or the 90th day following termination, whichever period is shorter;

•

Restricted Stock/Restricted Units (including associated Dividend Equivalents): Restrictions will lapse as to a prorated portion of outstanding Restricted Stock, Restricted Units and associated Dividend Equivalents and payment will generally be made within 74 days following the termination (subject to any further delay as may be required to comply with the provisions of Code Section 409A); and

•

Performance Units/Performance Shares (including associated Dividend Equivalents): The participant will receive a prorated payment for outstanding Performance Units, Performance Shares and associated Dividend Equivalents based on target achievement of the performance goals for the performance cycle within 74 days following the termination (for Covered Employees payment will be based on actual achievement of the performance goals and will be made after completion of the performance cycle).

Non-Transferability of Awards

Generally, no Awards granted under the 2016 Omnibus Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Committee may, in the Award agreement or otherwise, permit transfers of Nonstatutory Options, SARs, Restricted Stock and Restricted Units to certain family members.

Adjustment in Capitalization

If certain corporate events occur, such as a change in capitalization, merger, spin-off, stock split, stock dividend, extraordinary cash dividend or similar event affecting the Common Stock (an “adjustment event”), the Committee shall adjust appropriately (a) the aggregate number and kind of shares of Common Stock available for Awards, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular participant in any particular period, and (c) the aggregate number and kind of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards, in the manner determined by the Committee. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by the Company’s shareholders, with respect to any “adjustment event” that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the 2016 Omnibus Plan shall be deemed to pertain to the securities and other property, including cash, which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such an adjustment event.

34	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

Change of Control

Upon the occurrence of a change of control of the Company, outstanding Awards will generally be treated as follows, regardless of the Award’s otherwise applicable terms:

•

No acceleration of vesting or exercisability, cancellation, cash payment or other settlement will occur with respect to any outstanding Awards if the Committee reasonably determines in good faith prior to the change of control that the Awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control, and that such replacement awards will vest and payments will be made if a participant is involuntarily terminated without cause.

•

If the Committee reasonably determines in good faith that Awards will not be honored or assumed and equitable replacement awards will not be made by a successor employer immediately following the change of control, then (i) any Option and SAR will become fully exercisable, (ii) the restrictions for each share of Restricted Stock and each Restricted Unit will lapse and (iii) any Performance Share or Unit (that is not converted as described below) will be considered to have vested at target levels. The Committee may, in its discretion, provide for cancellation of each Award in exchange for a cash payment per share based upon the change of control price.

•

Unless the Committee otherwise determines, prior to a change of control, Performance Shares and Units for which 50% of the performance period has elapsed and for which the Committee determines that performance is reasonably capable of being assessed will be converted into Restricted Units based on performance until the date of the change of control. Performance Shares and Units for which less than 50% of the performance period has elapsed or for which performance is not reasonably capable of being assessed will be converted into Restricted Units based on the assumption that the Awards will be earned at target.

For purposes of the 2016 Omnibus Plan, “change of control” means: (i) the acquisition, directly or indirectly, of Company securities representing at least 25% of the combined voting power of the outstanding securities of the Company by any “person” (within the meaning of Section 3(a)(9) of the Exchange Act); (ii) within any 24-month period, a change in the majority of the Board in existence at the beginning of such period; or (iii) the consummation of certain mergers, consolidations, recapitalizations or reorganizations, share exchanges, divisions, sales, plans of complete liquidation or dissolution, or other dispositions of all or substantially all of the Company’s assets, which have been approved by shareholders, if the Company’s shareholders do not hold a majority of the voting power of the surviving, resulting or acquiring corporation immediately thereafter.

Amendment/Termination

The Board of Directors may, at any time amend, modify, suspend or terminate the 2016 Omnibus Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the 2016 Omnibus Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR may be granted) or take any other action that would be prohibited under the 2016 Omnibus Plan that would have the effect of lowering the exercise price (or base price), or (iii) change the individual Award limits shall be subject to shareholder approval. No amendment, modification or termination of the 2016 Omnibus Plan may in any manner adversely affect any previously granted Award, without the consent of the participant.

New Plan Benefits; Market Value of Securities

Awards under the 2016 Omnibus Plan are based on the discretion of the Committee and/or the Company’s achievement of performance targets, and it is not currently possible to determine the amounts of future Awards. Accordingly, it is not possible to determine the amounts that will be received by employees participating in the 2016 Omnibus Plan in the future. As of March 11, 2016, the closing price of our common stock was $73.55 per share.

U.S. Federal Income Tax Implications

The following is a brief summary of the U.S. federal income tax consequences applicable to certain Awards granted under the 2016 Omnibus Plan, based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and the exact tax consequences may vary depending on each participant’s particular situation.

Options and SARs. A recipient of an Option or SAR will not have taxable income upon the grant of the Option or SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant generally will recognize compensation taxable as ordinary income in an

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	35

Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan

amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

Upon the exercise of an ISO, the acquisition of shares will not result in taxable income to the participant, except possibly for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of the shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period of two years from the date of grant and one year from the date of exercise. If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the participant’s gain, if any, will be taxed as short-term or long-term capital gain, as the case may be.

Restricted Stock. A recipient of Restricted Stock will not have taxable income upon the grant of the Restricted Stock, unless the participant elects to be taxed at the time the Restricted Stock is granted rather than when it becomes vested. The shares of Restricted Stock will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for the shares, if any.

Restricted Units, Performance Units, Performance Shares. A participant is not deemed to receive taxable income when a Restricted Unit, Performance Unit or Performance Share is granted. When the Awards (and Dividend Equivalents, if any) are settled and paid, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for the Awards, if any.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an Award. The Company generally is not entitled to a tax deduction relating to amounts that are taxable as capital gain to a participant. However, Code Section 162(m) can limit the federal income tax deductibility of compensation paid to Covered Employees. Under Code Section 162(m), the general rule is that annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if the compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules, including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one fiscal year, as described above under “Compliance with Code Section 162(m).” The rules and regulations promulgated under Section 162(m), however, are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2016 Omnibus Plan will be deductible under all circumstances.

36	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Item 5–Shareholder Proposal Regarding an

Independent Board Chairman

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, beneficial owner of 100 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. Having a board chairman who is independent of the Company and its management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value: Independent Board Chairman—Proposal 5

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	37

Item 5—Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes it is in the best interests of our shareholders for the Board to have the flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO.

•

Every year, the Governance Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership. The Committee takes into consideration governance best practices and the facts and circumstances of our Board.

•

The Governance Committee has most recently determined that Board leadership is provided through the combination of a unified Chair and CEO, a clearly defined and significant lead independent director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors.

Our Board believes that its current structure and governance allows it to provide effective challenge and oversight of management.

•

We have a lead independent director with significant responsibilities that are described in detail in this proxy statement, including approval of all Board agendas and information sent to the Board. We also refer you to the lead independent director’s letter which is contained in this proxy statement, as well as the lead independent director’s video and Lead Director Charter at www.prudential.com/governance. Mr. Krapek’s skills, experience, commitment and the time he devotes to serve his role all make him well qualified to serve as our lead independent director.

•

Our non-management directors meet regularly in executive sessions that are chaired by our lead independent director with no member of management present. Non-management directors use these executive sessions to discuss matters of concern, as well as evaluations of the CEO and senior management, management and Board successions, matters to be included on Board agendas, and additional information the Board would like management to provide to them, as well as other relevant matters.

•

The Chairs and all members of the Board committees are independent directors. These chairs shape the agenda and information presented to their committees. Oversight of critical issues within these committees is owned by the independent directors.

•	All Directors have full access to all members of management and all employees on a confidential basis.

•	Our Board proactively asks for feedback from shareholders and has met with shareholders in various settings.

The proposed policy would unduly impair the Board’s flexibility to annually elect the individual it deems best suited to serve as Board Chair. Shareholders of Prudential are best served when the Board has the flexibility to elect the individual it deems best suited to serve as Board Chair at any particular time, depending on the circumstances. Our Board believes that a clearly defined and significant lead independent director role, independent and strong committee chairs, experienced, diverse and committed directors, and frequent executive sessions provide a framework for effective direction and oversight by the Board.

THEREFORE, YOUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL

38	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows all entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	34,926,805	(1)	7.8%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	27,101,483	(2)	6.03%
Wellington Management Company LLP 280 Congress Street, Boston, MA 02210	22,654,780	(3)	5.05%

(1)	Based on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares and sole voting power with respect to 29,336,252 of the shares.

(2)	Based on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by the Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 26,218,926 of the shares, shared dispositive power with respect to 882,557 of the shares, sole voting power with respect to 833,931 of the shares, and shared voting power with respect to 45,600 of the shares.

(3)	Based on information as of December 31, 2015 contained in a Schedule 13G filed with the SEC on February 11, 2016 by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP. The Schedule 13G indicates that each Wellington entity has shared dispositive power with respect to all of the shares and shared voting power with respect to 8,068,494 of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2016, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group.

Name of Beneficial Owner	Common Stock		Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned[1]	Director Deferred Stock Units / Additional Underlying Units [2,3,4]	Total Shares Beneficially Owned Plus Underlying Units	Percent of Class
Thomas J. Baltimore, Jr.	250			250	32,647	32,897	*
Gordon M. Bethune	13,935			13,935	1,778	15,713	*
Gilbert F. Casellas	500			500	28,591	29,091	*
James G. Cullen	2,033			2,033	42,264	44,297	*
Constance J. Horner	6,720			6,720	8,164	14,884	*
Martina Hund-Mejean	128			128	13,054	13,182	*
Karl J. Krapek	1,007			1,007	42,182	43,189	*
Peter R. Lighte	80			80	2,133	2,213	*
George Paz	0			0	2,130	2,130	*
Sandra Pianalto	0			0	1,712	1,712	*
Christine A. Poon	9,788			9,788	12,811	22,599	*
Douglas A. Scovanner	12,000			12,000	9,241	21,241	*
Michael A. Todman	0			0	2,133	2,133	*
John R. Strangfeld	333,439	[5]	1,210,080	1,543,519	349,767	1,893,286	*
Mark B. Grier	346,143		323,850	669,993	250,876	920,869	*
Robert Falzon	32,008		63,873	95,881	114,592	210,473	*
Charles F. Lowrey	56,789		478,267	535,056	154,689	689,745	*
Stephen Pelletier	7,542		69,244	76,786	171,495	248,281	*
All directors and executive officers as a group (24 persons)	988,535		2,717,515	3,705,970	1,674,551	5,380,601	1.2%
*	Less than 1%.

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 11, 2016.

(2)	Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 32,647; Mr. Bethune, 1,778; Mr. Casellas, 28,591; Mr. Cullen, 42,264; Ms. Horner, 8,164; Ms. Hund-Mejean 13,054; Mr. Krapek, 42,182; Mr. Lighte, 2,133; Mr. Paz, 2,130; Ms. Pianalto, 1,712; Ms. Poon, 12,811; Mr. Scovanner, 9,241; Mr. Todman, 2,133; Mr. Strangfeld, 40,341; and Mr. Pelletier, 30,885.

(3)	Includes the following shares representing the target number of shares to be received upon the attainment of ROE goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 101,443; Mr. Grier, 82,564; Mr. Falzon, 36,401; Mr. Lowrey, 51,445; and Mr. Pelletier, 43,637.

(4)	Includes the following unvested stock options: Mr. Strangfeld, 207,983; Mr. Grier, 168,312; Mr. Falzon, 78,191; Mr. Lowrey, 103,244; and Mr. Pelletier, 96,973.

(5)	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	39

Voting Securities and Principal Holders

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock.

	(a)		(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a))
Equity compensation plans approved by security holders-Omnibus Plan	16,020,277	(1)	$66.18	(2)	7,947,141
Equity compensation plans approved by security holders-Director Plan	144,744		N/A		53,159
Equity compensation plans approved by security holders-PSPP(3)	N/A		N/A		16,056,764
Total equity compensation plans approved by security holders	16,165,021		N/A		24,057,064
Equity compensation plans not approved by security holders	0		N/A		0
Grand Total	16,165,021		N/A		24,057,064

(1)	Represents 10,926,146 outstanding Options, 4,354,286 outstanding Restricted Units and 739,845 outstanding Performance Shares as of December 31, 2015 under our Omnibus Plan. The number of Performance Shares are the target amount awarded, reduced for cancellations and releases through December 31, 2015. The actual number of shares the Compensation Committee will award at the end of each performance period will range between 0% and 150% of the target for awards granted for performance periods prior to 2014 and between 0% and 125% thereafter, based upon a measure of the reported performance of the Company relative to stated goals. The outstanding Performance Units will be settled only in cash and do not reduce the number of shares authorized under the Omnibus Plan, and so they are not reflected in this table.

(2)	Represents the weighted average exercise price of the Options disclosed in column (a). The weighted average remaining contractual term of these Options is 4.72 years.

(3)	The Prudential Financial, Inc. Employee Stock Purchase Plan is a qualified Employee Stock Purchase Plan under Section 423 of the Code, pursuant to which up to 26,367,235 shares of Common Stock were authorized for issuance, all of which have been registered on Form S-8. Under the plan, employees may purchase shares based upon quarterly offering periods at an amount equal to the lesser of (1) 85% of the closing market price of the Common Stock on the first day of the quarterly offering period, or (2) 85% of the closing market price of the Common Stock on the last day of the quarterly offering period.

Compliance With Section 16(a) of the Exchange Act

Each Director, executive officer of the Company and greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that during 2015 all reports required by Section 16(a) were timely filed.

40	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our non-employee Directors periodically (generally every three years) and recommends changes to the Board, when it deems appropriate.

The following table describes the components of the non-employee Directors’ compensation for 2015:

Compensation Element	Director Compensation Program
Annual Retainer	$150,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees*
Lead Independent Director Fee	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting
New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer; to be satisfied within six years of joining the Board***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee comprised of members of management and the Board. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee Directors on this Committee currently consist of Mr. Casellas, Ms. Poon and Ms. Horner. The Community Resources Oversight Committee met three times in 2015.

***	As of December 31, 2015, each of our non-employee Directors satisfied this guideline, with the exception of Ms. Pianalto, who joined the Board in July 2015, and Messrs. Lighte, Paz and Todman, who joined the Board in March 2016. For purposes of the stock ownership guideline, once a non-employee Director satisfies his or her stock ownership level, the Director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A non-employee Director can elect to invest the cash portion of his or her retainer, fees and equity retainer upon vesting in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). The Plan provides for distributions to commence upon termination of Board service or while a Director remains on the Board.

Each Director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the Director compensation program, if a non-employee Director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINE

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	41

Compensation of Directors

2015 Director Compensation

	Fees Earned or Paid in
Name	Cash($)	Stock Awards($)(1)	All Other Compensation(2)	Total($)
Thomas J. Baltimore, Jr.	170,000	150,000		320,000
Gordon M. Bethune	150,000	150,000		300,000
Gilbert F. Casellas	165,417	150,000		315,417
James G. Cullen	150,000	150,000	5,000	305,000
Constance J. Horner	162,083	150,000	2,600	314,683
Martina Hund-Mejean	150,000	150,000	5,000	305,000
Karl J. Krapek	265,000	150,000	5,000	420,000
Peter R. Lighte[3]	0	0		0
George Paz[3]	0	0		0
Sandra Pianalto	75,000	150,000	5,000	230,000
Christine A. Poon	173,750	150,000		323,750
Douglas A. Scovanner	170,417	150,000		320,417
Michael A. Todman[3]	0	0		0
James A. Unruh	77,083	0		77,083

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. As of December 31, 2015, the aggregate balance in each of the non-employee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 32,177 and $2,619,529.57; Mr. Bethune: 1,778 and $144,746.98; Mr. Casellas: 28,591 and $2,327,593.31; Mr. Cullen: 42,264 and $3,440,712.24; Ms. Horner: 8,164 and $664,631.24; Ms. Hund-Mejean: 13,054 and $1,062,726.14; Mr. Krapek: 45,252 and $3,683,965.32; Ms. Pianalto: 1,712 and $139,373.92; Ms. Poon: 12,811 and $1,042,943.51; and Mr. Scovanner: 8,673 and $706,068.93.

(2)	Represents amounts for 2015 matching charitable contributions.

(3)	Messrs. Lighte, Paz and Todman joined the Board in March 2016.

42	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2015 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

NAMED EXECUTIVE OFFICERS (NEOS)

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Robert M. Falzon, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;
•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Stephen Pelletier, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2015.

Executive Summary

Business Highlights

OUR BUSINESS

We are a global financial services business with $1.184 trillion of assets under management as of December 31, 2015, and with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 19, 2016.

2015 BUSINESS HIGHLIGHTS

In 2015, global market conditions and uncertainty continued to be factors in the markets in which we operate. Throughout this period, as a result of our steady leadership, we continued to seize opportunities and further differentiate ourselves from the competition. We view 2015 as a successful year for the Company. We continued our focus on capital deployment, a balanced business mix and effective execution of our individual business strategies. Consequently, we were able to deliver solid results in a challenging environment of continued low interest rates and far-reaching regulation of the financial services industry.

We achieved the following significant accomplishments in 2015(1):

We reported after-tax adjusted operating income of $4.65 billion and earnings per share of Common Stock of $10.04, compared to $4.36 billion and $9.21 per share, for 2014. 2014 results were negatively impacted by market related and actuarial assumption updates while these items had a positive impact on 2015 results.(2)

We reported book value, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $73.59 per share of Common Stock as of December 31, 2015, compared to $64.75 per share as of year-end 2014. This increase included $1.35 from the restructuring of the Company’s former Closed Block Business. Based on U.S. generally accepted accounting principles as of December 31, 2015, we reported book value of $92.39 per share of Common Stock, compared to $88.80 per share as of year-end 2014.

(1)	Amounts attributable to Prudential Financial, Inc. (PFI); represents results of the Company’s former Financial Services Businesses for 2014.
(2)	AOI is a non-GAAP measure of performance. For a description of how we calculate pre-tax AOI and for reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in the Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	43

We reported operating return on average equity based on after-tax adjusted operating income of 14.5% for 2015 compared to 14.8% for 2014, exceeding our long-term target of 13-14% in each year(1).

Based on U.S. GAAP, we reported net income of $5.64 billion, or $12.17 per share of Common Stock in 2015, compared to net income of $1.53 billion, or $3.23 per share, in 2014. Net income was impacted in both periods by items that are volatile in nature and that do not necessarily reflect our economic results. These items include, primarily in 2014, foreign currency exchange rate remeasurement, which is largely offset by changes in the unrealized gains/losses on assets in our balance sheet, but that are not included in net income or loss. The Company took actions to mitigate the impact of foreign currency exchange rate remeasurement on net income or loss, commencing in 2015.

Assets under management reached $1.184 trillion at December 31, 2015, an increase from $1.176 trillion a year earlier.

We paid quarterly Common Stock dividends totaling $2.44 per share during 2015, with our fourth quarter dividend representing a 21% increase from prior quarters and total dividends per share for the year increased 12% from 2014.

•

We repurchased $1 billion of our outstanding shares of Common Stock in 2015, including $500 million under our $1.0 billion authorization for the period from July 1, 2015 through June 30, 2016. We subsequently announced an increased share repurchase authorization of $1.5 billion for calendar year 2016, which superseded the former authorization.

•	We expanded our leading position in the pension risk transfer market, with approximately $9 billion of significant funded and unfunded case wins closed during the year.

•

Effective in April 2015, we entered into a reinsurance agreement with an external counterparty covering approximately 50% of living benefit rider risk on the newest version of our variable annuity with a “highest daily” living benefits guarantee for most new business written in 2015 and 2016. This transaction reduces the growth of exposure to new contracts with living benefits and accelerates our diversification strategy.

•

In December 2015, we announced plans to recapture the variable annuity living benefit rider risk from our captive reinsurer. We expect that existing capital and reserve resources will fully cover the impacts of the recapture and that it will reduce fluctuations in capital and capital debt levels.

•	We reduced total outstanding debt by over $2.7 billion in 2015.

We believe that maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

(1)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss. Based on results and average equity of the Company’s former Financial Services Businesses for 2014.

44	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis: Executive Summary

Executive Compensation Highlights

The Committee has instituted a number of changes to our executive compensation program over the last five years to align with evolving competitive and governance practices and to strengthen the link to performance and rigor of our program. These changes include:

•	We strengthened the rigor of our annual incentive award program by setting target and maximum awards for senior executives, including the NEOs.

•

In the 2014 performance year, we began requiring achievement of the midpoint of EPS guidance to earn target annual incentive award funding, instead of the low point of the guidance range as in prior years.

•	We require deferral of 30% of each NEO’s annual incentive award into the Book Value Performance Program.

•	We introduced a relative performance modifier to the annual incentive program beginning with the 2013 performance year, and to the performance share program beginning with the 2015 awards.
•	Beginning in 2014, we reduced the maximum performance share award from 150% to 125% of the target level.

•	In 2015, we increased our CEO’s stock ownership guideline from five to seven times base salary.

•

In 2015, we expanded the clawback policy for executive officers to cover all incentive-based awards, a material financial restatement, or misconduct and to require disclosure to shareholders of action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following a material restatement or misconduct.

(1)	30% of the Annual Incentive Awards were mandatorily deferred into the Book Value Performance Program.
(2)	Represents long-term awards granted in 2016 and 2015 for 2015 and 2014 performance, respectively.

Consistent with our compensation philosophy, approximately 92% of our CEO’s total direct compensation for 2015 was performance-based.
(1)	Performance-based compensation
(2)	Includes mandatory deferral of 30% of annual incentive
(3)	Based on average amounts

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	45

Compensation Discussion and Analysis: Executive Summary

WHAT WE DO	WHAT WE DON’T DO
Establish target and maximum awards in our annual incentive award program and require achievement of at least the midpoint of EPS guidance to earn target funding.	CEO participation in our severance plan.
Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
Have a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive program.

Exercise limited or no discretion to increase formulaic incentive compensation awards.	Excise tax gross-ups upon change in control.
Relative performance modifier for annual incentive and performance share/unit awards based on the Company’s ROE, EPS growth and book value growth relative to peer companies.	Discounting, reloading or re-pricing of stock options without shareholder approval.
Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.	Single-trigger vesting of equity-based awards upon change in control.
Over 90% of our NEOs’ total direct compensation is performance based.	Multi-year guaranteed incentive awards for senior executives.
Defer 30% of our NEOs’ annual incentive awards into the Book Value Performance Program.	Employment agreements with executive officers.
Management stock ownership requirements, and retention of 50% of equity based awards.	Employee hedging or pledging of Company securities.
Enhanced clawback policy covering all executive officer incentive-based awards for material financial restatements and misconduct.
Perquisites are minimal and limited to items that serve a reasonable business purpose.
Closely monitor risks associated with our executive compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

Consideration of Most Recent “Say on Pay” Vote

Following our 2015 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive compensation (“Say on Pay”) that was held at the meeting with respect to the 2014 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Approximately 82% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the extensive changes we made in the past, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay advisory vote.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3 — Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

46	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•

Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;
•	Tie compensation to business performance: A significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

2015 Incentive Programs

To ensure a strong link between our incentive compensation opportunities and our short-term and longer term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•

Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is primarily determined based on EPS achievement relative to our externally disclosed EPS targets.

•

Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incentivize long-term value creation: performance shares and units that primarily reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock; stock options that reward increases in the market value of our Common Stock; and book value units that reward increases in book value per share.

ANNUAL COMPENSATION-RELATED RISK EVALUATION

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2016, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	annual review and approval of incentive program design, goals and objectives for alignment with compensation and business strategies;

•	evaluation of individual performance results in light of these goals and objectives;

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	47

Compensation Discussion and Analysis

•	evaluation of the competitiveness of each executive officer’s total compensation package; and

•	approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and the Committee’s executive Compensation Consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our officers at the senior vice president level and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive Compensation Consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

During 2015, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total direct compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to the other NEOs.
•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

•	Reviewed drafts and commented on the 2016 Omnibus Incentive Plan being presented for shareholder approval at the Annual Meeting.

•	Reviewed the peer group used for competitive analyses.

•	Attended committee meeting when requested by the Committee Chair.

The Compensation Consultant provided no services to management during 2015.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2015 was $100,103. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the listing standards of The New York Stock Exchange and SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from serving as an independent consultant to the Compensation Committee.

48	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

For 2015, the Peer Group consisted of the following 20 companies:

North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks

• AFLAC, Incorporated • Lincoln National • Manulife Financial Corporation • MetLife, Inc. • Principal Financial Group • Sun Life Financial Inc.	• American Express Company • Capital One Financial Corporation	• Ameriprise Financial, Inc. • The Bank of New York Mellon Corporation • BlackRock, Inc. • Franklin Resources, Inc. • Northern Trust Corporation • State Street Corporation	• Bank of America Corporation • Citigroup Inc. • JPMorgan Chase & Co. • PNC Financial Services Group, Inc. • U.S. Bancorp • Wells Fargo & Company

Use of Competitive Data

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for executive talent, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms, such as Willis Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short term versus long term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	49

Compensation Discussion and Analysis

Components of Our Executive Compensation Program

The principal components of our executive compensation program, purpose, key characteristic and type of performance measured (if applicable) are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data with the target and actual amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Total Direct Compensation

Compensation Component	Purpose	Key Characteristic	Performance Measured
Base Salary	• Compensate executive officers fairly for the responsibility of the position held	Fixed	Individual
Annual Incentive Awards	• Motivate and reward executive officers for achieving our short-term business objectives • Provide balance by also rewarding performance relative to the North American Life Insurers in our peer group	Variable	Corporate and Individual
Long-Term Incentive Awards

• Motivate executive officers by tying incentives to the achievement of our multi-year financial goals, our relative performance, and the performance of our Common Stock and book value over the long term

• Reinforce the link between the interests of our executive officers and shareholders

		Variable	Corporate

Other Forms of Compensation

Compensation Component	Purpose	Key Characteristic
Health & Welfare, and Retirement Plans	• Provide benefits that promote employee health and support employees in attaining financial security	Fixed
Perquisites and Other Personal Benefits	• Provide a business-related benefit to our Company, and to assist in attracting and retaining executives	Fixed
Post-Employment Compensation	• Provide temporary income following an executive’s involuntary termination of employment, and in the case of a change of control, to also provide continuity of management	Fixed

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

FORMULAIC FRAMEWORK FOR INCENTIVE PROGRAMS

Awards under each of our incentive programs are funded at the level determined by our financial results relative to pre-established targets under formulas for each incentive program. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula based awards. For the annual incentive program, we measure EPS results relative to our externally disclosed EPS targets based on a performance scale. Similarly, under our performance shares program, payments are determined based on our average ROE results over the three-year performance period based on a performance scale set at the start of the period. The annual incentive program and the performance shares program also contain a relative performance modifier that may increase or decrease awards by up to 10%. The Book Value Performance Program tracks our book value per share, excluding impact on attributed equity of accumulated other comprehensive income and of foreign currency exchange rate remeasurement included in net income or loss, as disclosed in our Quarterly Financial Supplements.

To accurately reflect the operating performance of our business, the Committee has approved a pre-determined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool.

50	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis

Standard adjustments to reported financial results are made:

•

to exclude the impact of market unlockings and experience true-ups in our individual annuities business (including, for 2015, adjustments to reflect updated estimates of profitability based on market performance in relation to our assumptions);

•

to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (mortality, morbidity, lapse, and similar factors and reserve refinements);

•	to exclude items associated with merger and acquisition activity (for 2015, we excluded costs associated with the Hartford acquisition and added back projected earnings that were included in 2015 guidance for the Administradora de Fondos de Pensiones Habitat S.A. (“AFP Habitat”) acquisition that were not realized as a result of the regulatory delay in closing);

•	for accounting changes not included in our annual operating plan (none in 2015); and

•

for other items not considered representative of the results of operations for the period or not included in guidance, as approved by the Committee (for 2015, we excluded the benefit from a lower income tax rate in Japan adopted subsequent to the issuance of 2015 guidance).

Direct Compensation Components

BASE SALARY

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

SALARY DECISIONS

Effective February 22, 2016, Mr. Falzon received a salary increase of $70,000 to appropriately position his salary relative to his external and internal peers.

Annual Incentive Awards

At least once a year, the Committee reviews the Annual Incentive Program and makes changes as needed. In February 2015, the Committee approved the 2015 Annual Incentive Program for our most senior executives, including the NEOs, on the following terms and conditions.

TARGET AWARD OPPORTUNITIES

The Committee left unchanged the target and maximum annual incentive award opportunity for each of the NEOs for 2015. The specific target and maximum annual incentive award opportunities for each NEO for 2015 were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity	Maximum Annual Incentive Award Opportunity
John R. Strangfeld	$5,600,000	$11,200,000
Robert M. Falzon	$2,450,000	$4,900,000
Mark B. Grier	$4,800,000	$9,600,000
Charles F. Lowrey	$4,000,000	$8,000,000
Stephen Pelletier	$3,000,000	$6,000,000

Each year, we establish an annual performance factor that is the primary driver in determining the amount of the annual incentive awards for our NEOs. For 2015, we used the following process to establish this Performance Factor:

Step 1. Established Initial Performance Factor Based on EPS. Consistent with the formulaic framework for our annual incentive award program, the Committee established an Initial Performance Factor based on our EPS on an AOI basis assessed relative to our EPS target range. The Initial Performance Factor was applied to the target annual incentive award for each NEO to determine their annual incentive funding. For purposes of the 2015 Annual Incentive Program, EPS and AOI were calculated as follows:

•

EPS, which is based on AOI, is “Earnings Per Share of Common Stock (diluted): after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements, available on our website.

•

AOI is a non-GAAP measure of performance. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

The following table depicts the EPS scale target range for 2015 as established in February 2015. The target range is aligned to our publicly disclosed EPS guidance range.

	2015 EPS(1)	Initial Performance Factor(2)
	$6.90 or below	0.50
	$9.60	0.90
Target Range	$9.85	1.00
	$10.10	1.10
	$11.82 or above	1.50
(1)	Determined on an AOI basis, subject to certain adjustments.
(2)	The Initial Performance Factor is interpolated on a straight-line basis between the EPS data points.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	51

Compensation Discussion and Analysis

We applied our pre-set formulaic framework to our January 2016 estimate of our 2015 reported EPS, or $10.04 per share of Common Stock. Our final 2015 reported EPS, based on after-tax AOI, was $10.04 per share of Common Stock.

The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool. For 2015, the standard adjustments resulted in adjusted EPS of $9.75 per share of Common Stock, a decrease of $.29 per share from our estimated EPS of $10.04. This adjusted EPS amount corresponded to an Initial Performance Factor of 0.960.

Step 2. Computed Relative Performance Modifier. To balance absolute and relative performance, the Committee applies a relative performance modifier. This modifier may increase or decrease the Initial Performance Factor by up to 10% within the 0.5–1.5 payment range, based on our one and three-year performance against certain quantitative measures relative to the North American Life Insurance subset of the Peer Group. See “Compensation Peer Group” above.

The graphic below shows how we arrived at the relative performance modifier for 2015. We first assessed our performance relative to the North American Life Insurance subset of the Peer Group under three different quantitative measures. Our overall weighted rank on these measures was 2.25, and this result put us at the #1 overall ranking in the North American Life Insurance subset of the Peer Group. Under our pre-set scale, the #1 ranking produced a relative performance modifier of +10%.

*	Measures are based on trailing four quarters ended September 30, 2015 and are adjusted for unusual and non-recurring items that are publicly disclosed by the Company and each peer company.

Step 3. Determined Final Performance Factor. As shown above, we determined that, based on disclosed financial results, we ranked first relative to the North American Life Insurance subset of the Peer Group. As a result, the Committee adjusted the Initial Performance Factor by 10% from 0.960 to 1.056.

Once the Initial Performance Factor is determined, the Board believes it generally should not exercise meaningful discretion to increase the Performance Factor for strategic or other considerations. For 2015, as in 2014 and 2013, the Committee did not make any discretionary adjustments based on these considerations.

Based on the foregoing, the Final Performance Factor for 2015 was determined to be 1.056. This factor was then applied to the target award opportunities of each NEO to determine their annual incentive awards, with minor adjustments primarily due to rounding.

The following table summarizes the calculation of the Final Performance Factor.

Summary of 2015 Performance Factor Mechanics

Step 1: Establish Initial Performance Factor
Start with reported 2015 EPS (on AOI basis)	$10.04
Standard adjustments	(.29)
EPS under Annual Incentive Program	$9.75
EPS of $9.75 translates to an Initial Performance Factor of	0.960(1)
Step 2: Compute Relative Performance Modifier
Determine Prudential ranking in peer group based on ROE, EPS Growth and BVPS Growth	#1
#1 ranking translates to a modifier of	+10%
Step 3: Determine Final Performance Factor
Apply modifier to increase Initial Performance Factor to	1.056
Discretionary adjustments made by Committee for 2015	None
Final Performance Factor	1.056
(1)	Based on interpolation on the EPS scale above.

52	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Award Decisions for 2015

The driver of the actual annual incentive awards made to the NEOs is the Final Performance Factor. The Committee also considers individual performance and contributions in determining final awards.

At the beginning of 2015, our CEO met with each of the other NEOs to outline and discuss with them the key financial factors for determining awards under our annual incentive program and their expected contributions to that performance.

In assessing the individual performance of Mr. Strangfeld, the Committee and the independent members of our Board considered the evaluation of his performance that was conducted by the Lead Independent Director and the Committee Chair. In assessing the individual performance of our other NEOs, the Committee considered Mr. Strangfeld’s recommendations and its own evaluation of performance. Based on the Final Performance Factor and these assessments, the Committee recommended, and the independent members of our Board approved, the annual incentive awards below for 2015. Of these amounts, 30% was mandatorily deferred into the Book Value Performance Program.

•	Mr. Strangfeld. $5,915,000 , or approximately 1.056 times his target award amount, a decrease of 24% from his 2014 annual incentive award of $7,800,000.

•	Mr. Falzon. $2,600,000, or approximately 1.061 times his target award amount, a decrease of 21% from his 2014 annual incentive award of $3,300,000.

•	Mr. Grier. $5,100,000, or approximately 1.063 times his target award amount, a decrease of 22% from his 2014 annual incentive award of $6,500,000.

•	Mr. Lowrey. $4,250,000, or approximately 1.063 times his target award amount, a decrease of 21% from his 2014 annual incentive award of $5,400,000.

•	Mr. Pelletier. $3,200,000, or approximately 1.067 times his target award amount, a decrease of 20% from his 2014 annual incentive award of $4,000,000.

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multi-year financial performance. Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares and units, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

The mix of long-term incentives granted since 2014 is shown in the table below:

Performance Shares and Units	60%
Stock Options	20%
Book Value Units	20%

In determining the amount of individual long-term incentive awards, the Committee considers a senior executive’s individual performance during the immediately preceding year, potential future contributions, his or her prior year’s award value, and retention considerations, as well as market data for the executive officer’s position at the companies in the Peer Group.

Long-term incentive awards may also be granted when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to recognize major milestones, or selective awards in situations involving a leadership transition.

In addition, for all long-term incentive awards granted in 2016 or earlier to any NEO who is subject to Section 162(m), the total payout amount for performance shares and units, restricted stock units, and book value units, as well as the annual incentive payment in any year, may not exceed 0.6% of our pre-tax AOI for the prior year. See Item 4–Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan—Compliance with Code Section 162(m) for limits on awards under the 2016 Omnibus Incentive Plan.

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Compensation Discussion and Analysis

PERFORMANCE SHARES AND UNITS

Performance shares and units align the majority of our long-term incentive values to the achievement of our key ROE goals over a three-year performance period. Starting with the February 2014 awards with respect to the 2014 to 2016 performance period, award payouts generally range from 0% to 125% of the target number of shares and units. In past years, maximum awards ranged up to 150% of the targets.

The maximum award level of 125% of target recognizes the Company’s sustainable ROE objective of 13%. The preliminary payout is based on the average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee.

Starting with the February 2015 awards with respect to the 2015 to 2017 performance period, we introduced a relative performance modifier. This modifier provides a balance between absolute performance and performance relative to the North American Life Insurance subset of the Peer Group. It is based on the Company’s three-year performance in ROE, book value per share growth and EPS growth. The modifier will increase or decrease the award payment by up to 10% within the 0% to 125% range. The table below shows the components and weightings of the modifier.

Metric	Methodology	Weighting
ROE	Average annual ranking over 3 years	50%
Book Value Per Share Growth	3-year compounded annual growth rate	25%
EPS Growth	3-year compounded annual growth rate	25%

Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid retroactively on the final number of performance shares and units paid out, up to the target number of shares and units. The ROE figures are subject to standard adjustments as part of our pre-set established formulaic framework.

ROE will also be adjusted to exclude the non-economic effects of foreign exchange remeasurement of non-yen liabilities and assets.

While the program allows the Committee to make a discretionary adjustment by up to 15% of the earned shares and units based on quantitative and qualitative factors, the Committee has rarely exercised discretion and did not exercise discretion for the 2013 awards that paid in February 2016.

STOCK OPTIONS

Stock options provide value based solely on stock price appreciation. Stock options are granted with a maximum term of ten years. One-third of the option grants vest on each of the first three anniversaries of the date of grant. The exercise price is based on the closing market price of a share of our Common Stock on The New York Stock Exchange on the date of grant.

BOOK VALUE PERFORMANCE PROGRAM

Our Book Value Performance Program is intended to link payments to a measure of book value per share — a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. Book value per share is calculated by dividing our book value by the number of shares of our Common Stock outstanding. Our calculations of book value and book value per share exclude certain balance sheet items that do not, and may never, flow through the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio. The key features of the Book Value Performance Program are:

•	Awards are granted and denominated in book value units that are funded from two sources:

–	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

–	for the NEOs, a mandatory deferral of 30% of their annual incentive award.

•	Once granted, the value of these book value units then tracks changes in book value per share for each participant.

•

These units track the value of book value per share of Common Stock, excluding total accumulated other comprehensive income and the non-economic effects of foreign currency exchange rate remeasurement of non-yen liabilities and assets included in net income or loss.

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Compensation Discussion and Analysis

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

(1)	Excluding total accumulated other comprehensive income and the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement included in net income (loss).

(2)	Does not include the impact of changes in share count or adjustments to earnings for purposes of calculating diluted earnings per share.

(3)	Includes realized investment gains and losses and related charges and adjustments, and results from divested businesses.

(4)	Excluding current year impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(5)	Includes the impact of the restructuring of the Company’s former Closed Block Business and amounts related to foreign currency exchange rate remeasurement formerly recorded in accumulated other comprehensive income.

•	The NEOs’ awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Named Executive Officer	Number of Book Value Units Held at January 1, 2015 (#)	Value of Book Value Units Held at January 1, 2015 [1] ($)	Value of Book Value Units Distributed in 2015 [2] ($)	Value of Book Value Units Awarded in 2015 [3] ($)	Number of Book Value Units Held at December 31, 2015 (#)	Value of Book Value Units Held at December 31, 2015 [4] ($)
John R. Strangfeld	123,226	7,978,884	3,813,192	4,040,012	126,729	9,325,987
Robert M. Falzon	25,404	1,644,909	658,637	1,590,066	39,789	2,928,073
Mark B. Grier	102,240	6,620,040	3,151,901	3,350,036	105,300	7,749,027
Charles F. Lowrey	77,038	4,988,211	2,346,216	2,520,070	79,723	5,866,816
Stephen Pelletier	24,328	1,575,238	722,481	2,000,063	44,059	3,242,302

(1)	Represents the aggregate market value of the number of book value units held at January 1, 2015 obtained by multiplying the book value per share of $64.75 as of December 31, 2014 by the number of book value units outstanding.

(2)	Represents the aggregate market value distributed on February 20, 2015 for all NEOs, and also for Mr. Pelletier on April 13, 2015.

(3)	Represents the aggregate market value awarded on February 10, 2015 for all NEOs.

(4)	Represents the aggregate market value of the number of book value units held at December 31, 2015 obtained by multiplying the book value per share of $73.59 as of December 31, 2015 by the number of book value units outstanding.

LONG-TERM INCENTIVE AWARD DECISIONS FOR 2015

In February 2016, the Committee granted long-term incentive awards to the NEOs based on updated market data and its assessment of their individual performance during 2015. These awards were granted in the form of performance shares (30%), performance units (30%), stock options (20%), and book value units (20%) under the Book Value Performance Program (in addition to the mandatory deferral of 30% of each NEO’s annual incentive award). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2015 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of performance shares and units (which provide value based upon attainment of specific performance goals as well as performance relative to peers), stock options (which provide value based solely on stock price appreciation) and book value units (which provide value based on changes in book value per share).

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	55

Compensation Discussion and Analysis

The following table presents the long-term incentive awards granted to each NEO in February 2016, including our Book Value Performance Program, and includes the mandatory deferrals of 30% of their annual incentive award. Awards are expressed as dollar compensation values in the table. These awards generally will not be reported in the Summary Compensation Table until 2017. For discussion of the long-term incentive awards granted in February 2015 for 2014 performance and included in this year’s Summary Compensation Table, see our 2015 Proxy Statement.

Named Executive Officer	Compensation Value of Book Value Units	[1]	Compensation Value of Stock Options	Compensation Value of Performance Shares	Compensation Value of Performance Units	Total
John R. Strangfeld	$3,774,500		$2,000,000	$3,000,000	$3,000,000	$11,774,500
Robert M. Falzon	$1,580,000		$800,000	$1,200,000	$1,200,000	$4,780,000
Mark B. Grier	$3,130,000		$1,600,000	$2,400,000	$2,400,000	$9,530,000
Charles F. Lowrey	$2,225,000		$950,000	$1,425,000	$1,425,000	$6,025,000
Stephen Pelletier	$1,860,000		$900,000	$1,350,000	$1,350,000	$5,460,000

(1)	Includes amounts that were mandatorily deferred from the Annual Incentive Program (30%) that total $1,774,500 for Mr. Strangfeld; $780,000 for Mr. Falzon; $1,530,000 for Mr. Grier; $1,275,000 for Mr. Lowrey, and $960,000 for Mr. Pelletier.

PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS

The NEOs currently have three performance share and unit awards outstanding. In February 2016, the Committee granted the performance share and unit awards for the 2016 to 2018 performance period. The key features of these awards are as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares/ Units to be Awarded	Actual Number of Shares/Units
2014–2016	- Return on equity	Average ROE of 13.5% for the 2014 through 2016 performance period.	100% at target level and 125% if average ROE is 14% or more.	To be determined between 0% and 125% of the target number by the Committee in February 2017 based on average ROE over the 2014-2016 performance period compared to the Company’s ROE targets.
2015–2017	- Return on equity - Relative Performance: ROE Book value per share growth EPS growth	Average ROE of 13.5% for the 2015 through 2017 performance period. Weighted average relative performance ranking of 4 on relative ROE, book value per share growth and EPS growth.	100% at target level and 125% if average ROE is 14% or more, in each case, assuming a relative performance modifier of zero.	To be determined between 0% and 125% of the target number by the Committee in February 2018 based on average ROE over the 2015-2017 performance period compared to the Company’s ROE targets, as modified by the relative performance modifier.
2016-2018	- Return on equity - Relative Performance: ROE Book value per share growth EPS growth	Average ROE of 13% for the 2016 through 2018 performance period. Weighted average relative performance ranking of 4 on relative ROE, book value per share growth and EPS growth.	100% at target level and 125% if average ROE is 14% or more, in each case, assuming a relative performance modifier of zero.	To be determined between 0% and 125% of the target number by the Committee in February 2019 based on average ROE over the 2016-2018 performance period compared to the Company’s ROE targets, as modified by the relative performance modifier.

In 2016, the Committee aligned the target award opportunity to 13% average ROE during the performance period, recognizing that 13% ROE represents second quartile performance relative to the North American Life Insurance subset of the Peer Group.

In February 2016, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2013 for the three-year performance period ended December 31, 2015. These awards were paid at 1.5 times the target number of shares and units initially awarded based on our average ROE relative to our ROE targets for the three-year performance period.

Average ROE Over the 2013-2015 Performance Period
Goal:	13.5%
Actual(1):	15.0%
Earnout Factor:	1.5 times target
(1)	Actual figures adjusted for one-time items and Standard & Poor’s 500 performance as under the Annual Incentive Program for each year.

The final award payments to the NEOs in February 2016 for the 2013 to 2015 performance period were:

Named Executive Officers	Target Number of Shares/Units Awarded(1)	Actual Number of Shares/Units Awarded[1]
John R. Strangfeld	59,142	88,714
Robert M. Falzon	13,916	20,874
Mark B. Grier	48,706	73,060
Charles F. Lowrey	31,310	46,966
Stephen Pelletier	10,438	15,658

(1)	Target and actual number of awards are 50% shares and 50% units.

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Compensation Discussion and Analysis

Supplemental Compensation Analysis

TOTAL DIRECT COMPENSATION

The following table illustrates the Committee’s perspective on the total direct compensation (base salary, annual incentive award, and long-term incentives) of the NEOs for the 2014 and 2015 performance years. This table is not a substitute for the compensation tables required by the SEC and included under “Compensation of Named Executive Officers” contained in this Proxy Statement. However, we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for each of these two years:

Named Executive Officer	2014 Compensation		2015 Compensation		Percentage Change
John R. Strangfeld
Base Salary	$1,400,000		$1,400,000		0%
Annual Incentive	$7,800,000	[1]	$5,915,000	[2]	(24)%
Long-Term Incentive[3]	$8,500,000		$10,000,000		18%
Total	$17,700,000		$17,315,000		(2)%
Robert M. Falzon
Base Salary	$650,000	[4]	$700,000	[5]	8%
Annual Incentive	$3,300,000	[1]	$2,600,000	[2]	(21)%
Long-Term Incentive[3]	$3,000,000		$4,000,000		33%
Total	$6,950,000		$7,300,000		5%
Mark B. Grier
Base Salary	$1,190,000		$1,190,000		0%
Annual Incentive	$6,500,000	[1]	$5,100,000	[2]	(22)%
Long-Term Incentive[3]	$7,000,000		$8,000,000		14%
Total	$14,690,000		$14,290,000		(3)%
Charles F. Lowrey
Base Salary	$770,000		$770,000		0%
Annual Incentive	$5,400,000	[1]	$4,250,000	[2]	(21)%
Long-Term Incentive[3]	$4,500,000		$4,750,000		6%
Total	$10,670,000		$9,770,000		(8)%
Stephen Pelletier
Base Salary	$700,000	[4]	$770,000	[4]	10%
Annual Incentive	$4,000,000	[1]	$3,200,000	[2]	(20)%
Long-Term Incentive[3]	$4,000,000		$4,500,000		13%
Total	$8,700,000		$8,470,000		(3)%

(1)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $2,340,000 for Mr. Strangfeld, $990,000 for Mr. Falzon, $1,950,000 for Mr. Grier, $1,620,000 for Mr. Lowrey, and $1,200,000 for Mr. Pelletier.

(2)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,774,500 for Mr. Strangfeld, $780,000 for Mr. Falzon, $1,530,000 for Mr. Grier, $1,275,000 for Mr. Lowrey, and $960,000 for Mr. Pelletier.

(3)	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2015 Compensation” column represent awards made in February 2016 for the 2015 performance year, excluding amounts mandatorily deferred from the annual incentive awards.

(4)	Reflects annualized salary as of December 31, 2014. Effective February 23, 2015, Mr. Falzon and Mr. Pelletier received salary increases of $50,000 and $70,000, respectively, resulting in annualized salaries of $700,000 and $770,000, respectively.

(5)	Reflects annualized salary as of December 31, 2015. Effective February 22, 2016, Mr. Falzon received a salary increase of $70,000, resulting in an annualized salary of $770,000.

TOTAL SHAREHOLDER RETURN

The chart below shows our absolute Total Shareholder Return (TSR) and percentile ranking relative to the 20 companies in our Peer Group over the three time periods indicated.

	Total Shareholder Return
	1-Year		3-Year	5-Year
Cumulative TSR	(7.36%	)	65.17%	59.54%
Annualized TSR	(7.36%	)	18.21%	9.79%
Percentile Rank	49th		65th	53rd

WHY WE USE ADJUSTED OPERATING INCOME (AOI) INSTEAD OF GAAP NET INCOME

Why don’t we use GAAP net income as our compensation performance measure?

We seek to compensate management based on their success in building shareholder value through the operation of the Company’s businesses. The Committee and the investment community do not believe GAAP net income optimally measures the creation of shareholder value because it may be significantly affected by items with limited economic impact, or that are otherwise not indicative of ongoing trends.

Why do we use AOI as our compensation performance measure?

The Committee believes AOI is superior to GAAP net income as a measure of our performance because AOI includes only our results of operations from ongoing operations and the underlying profitability factors, and excludes items that are not indicative of ongoing trends. Among other things, AOI excludes items where the timing of the impact is subject to management discretion, items with limited economic impact, items that we expect to reverse over time, and items that are otherwise not indicative of our ongoing performance.

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Compensation Discussion and Analysis

What are some examples of items included in GAAP net income, but excluded from AOI, and why are they excluded?

•

Realized investment gains/losses. Sales of general account invested assets may result in a gain or loss that is recognized in GAAP net income. However, the timing of these sales that would result in gains or losses (such as gains or losses related to changes in interest rates) is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile. Accordingly, we believe gains or losses on these sales are not indicative of business performance trends.

•

Foreign currency exchange rate liability remeasurement. GAAP requires us to recognize on our income statement gains and losses on certain insurance liabilities due to changes in foreign currency exchange rates. However, these liabilities are supported by assets for which corresponding changes in value due to changes in foreign exchange rates are recognized in accumulated other comprehensive income (loss) on our balance sheet under GAAP. Given that the gains and losses on the income statement for these insurance liabilities are offset by changes to accumulated other comprehensive income (loss) on our balance sheet, the impact on the Company is non-economic and therefore not a reflection of shareholder value created or lost. The Company has taken steps to mitigate the impact of foreign currency exchange rate liability remeasurement on GAAP net income or loss, commencing in 2015.

•

Divested businesses. The contribution to GAAP net income or loss of divested businesses that have been or will be sold or exited or are in wind-down status are excluded from AOI since the results of divested businesses are not relevant to an understanding of the Company’s ongoing operations.

Post-Employment Compensation

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor three supplemental executive retirement plans (SERPs) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

We periodically compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax payments or reimbursements to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program providing this benefit.

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Compensation Discussion and Analysis

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures each of our executive officers that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Personal Benefits

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2015, the NEOs received perquisites with an average incremental cost to the Company of under $25,000.

Other Compensation Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Clawback Policy

In 2015, we strengthened our clawback policy to cover all incentive compensation, material financial restatements, and improper conduct (including failure to report).

The revised clawback policy covers all executive officers (including the NEOs) and applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer. The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer

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Compensation Discussion and Analysis

engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires us to disclose to our shareholders not later than the filing of the next proxy statement the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.

For purposes of the policy a “restatement” means any material restatement (occurring after the effective date of this Policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

Other Long-Term Compensation Recovery Policies

In 2015, we also adopted a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is applicable to awards granted in 2015 and subsequent years. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of a participant, and requires participants to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting their outstanding long-term incentive awards.

The terms and conditions of long-term incentive awards also provide for forfeiture in the event participants violate applicable non-solicitation or non-competition agreements.

Process for Approving Long-Term Incentive Awards

The Committee approves long-term incentive awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits below the level of senior vice president. The Committee approves any long-term incentive awards to newly hired or promoted senior executives.

Under the terms of our Omnibus Plan, which was approved by shareholders in 2003, and the 2016 Omnibus Plan, stock options are required to be priced at the closing market price of our Common Stock on the date of grant. The number of shares of Common Stock subject to a stock option grant to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the award by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under long-term incentive awards. In 2015, we revised the guidelines to increase the CEO stock ownership level from 500% to 700% of base salary. The guidelines are framed in terms of stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs meets his individual stock ownership level. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

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Compensation Discussion and Analysis

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

POLICY ON RULE 10b5-1 TRADING PLANS

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practices and is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by law and compliance.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

Impact of Tax Policies

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2015, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate. Further, the rules and regulations promulgated under Section 162(m) are complicated, and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any compensation intended to qualify as “performance-based compensation” will so qualify.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentives, book value units, performance shares and units, and restricted stock units awarded to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax AOI for the prior year. See Item 4—Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan—Compliance with Code Section 162(m) for limits on awards under the 2016 Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015.

THE COMPENSATION COMMITTEE

Karl J. Krapek, Chair

Gordon M. Bethune

Constance J. Horner

Michael A. Todman*

* Mr. Todman was elected to the Compensation Committee effective March 8, 2016.

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Executive Compensation

2015 Summary Compensation Table

The following table presents, for the years ended December 31, 2015, 2014, and 2013, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Falzon, our principal financial officer, and Messrs. Grier, Lowrey and Pelletier, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2015.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the “Compensation Discussion and Analysis (“CD&A”).” The compensation data in this table is presented in accordance with the SEC disclosure rules. For the Compensation Committee’s view of 2015 performance year compensation, see the “Supplemental Compensation Analysis — Total Direct Compensation” in the CD&A.

(1)

The amounts reported in the Salary column for 2015 include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Falzon, Grier, Lowrey, and Pelletier in the amounts of $45,400, $17,092, $37,000, $20,200, and $19,769, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2014 for performance in 2013.

For 2013, this column does not include 30% of the total bonus carved out to the Book Value Performance Program, which will appear in the Non-Equity Plan Compensation column of the Summary Compensation Table, for the applicable fiscal year in which it is paid.

The amounts excluded in the table above for 2013 are $2,340,000 for Mr. Strangfeld; $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; and $1,680,000 for Mr. Lowrey.

(3)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target in each respective year. The maximum number of performance shares and performance units payable for 2015 and 2014 are 1.25 times the target amounts, and for 2013 are 1.5 times the target amounts.

For 2015, the maximum performance shares and units payable and valued at the grant date price of $78.08 to Messrs. Strangfeld, Falzon, Grier, Lowrey, and Pelletier are 77,556 or $6,055,572; 27,374 or $2,137,362; 63,870 or $4,986,970; 41,060 or $3,205,965; and 36,498 or $2,849,764, respectively.

For 2014, the maximum performance shares and units payable and valued at the grant date price of $84.53 to Messrs. Strangfeld, Falzon, Grier, Lowrey and Pelletier are 72,158 or $6,099,516; 22,073 or $1,865,831; 59,425 or $5,023,195; 38,203 or $3,229,300; and 12,735 or $1,076,490, respectively. Mr. Pelletier received an additional grant upon his promotion to Executive Vice President in April 2014 that has a maximum number of performance shares and performance units payable and valued at the grant date price of $81.17 of 13,108 or $1,063,976.

For 2013, the maximum performance shares and units payable and valued at the grant date price of $57.00 to Messrs. Strangfeld, Falzon, Grier, and Lowrey are 88,713 or $5,056,641; 20,874 or $1,189,818; 73,059 or $4,164,363; and 46,965 or $2,677,005, respectively.

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Executive Compensation

(4)

The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions and found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

(5)

The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column for 2015 represent annual incentives paid in February 2016 for performance in 2015, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2016, and additionally in April 2015 for Mr. Pelletier; for 2014 represent annual incentives paid in February 2015 for performance in 2014, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2015:

	2015		2014
Name	Annual Incentive Award	Book Value Units Value Paid	Annual Incentive Award	Book Value Units Value Paid
Strangfeld	$4,140,500	$4,612,768	$5,460,000	$3,813,192
Falzon	$1,820,000	$1,266,410	$2,310,000	$658,637
Grier	$3,570,000	$3,840,736	$4,550,000	$3,151,901
Lowrey	$2,975,000	$2,902,390	$3,780,000	$2,346,216
Pelletier	$2,240,000	$1,341,969	$2,800,000	$614,542

The amounts in this column for 2013 represent the value of the book value units paid in February 2014. For Mr. Falzon, 2015, 2014 and 2013 also include the value of carried interest payments of $4,747, $15,600 and $140,660, respectively.

For Mr. Lowrey, 2015, 2014, and 2013 also include the value of carried interest payments of $197,029, $237,147, and $232,360, respectively.

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Executive Compensation

The carried interest payments relate to carried interest programs in which Mr. Falzon and Mr. Lowrey participate as a result of previous positions held within the Company’s Asset Management Business. While Mr. Falzon and Mr. Lowrey are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions if and when they are earned.

(6)

The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments for 2012 and 2013, and the RP 2014 generational mortality table with white collar adjustments, and an adjustment to reflect recent Prudential-specific experience for 2014 and 2015, an interest discount rate of 4.05% for 2012, 4.95% for 2013, 4.10% for 2014 and 4.50% for 2015, a Cash Balance Formula interest crediting rate of 4.25% for 2012, 4.25% for 2013, 4.25% for 2014 and 4.25% for 2015, and a PSI Cash Balance Formula interest crediting rate of 5.00% for 2012, 5.00% for 2013, 5.00% for 2014 and 5.00% for 2015. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Pelletier accrue pension benefits under the Traditional Pension Formula and Messrs. Falzon, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the “Pension Benefits” section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2014).

The amounts reported in this column include payments from the Supplemental Retirement Plan of $485 for Mr. Falzon, $2,431 for Mr. Grier and $1,395 for Mr. Lowrey in 2013; $2,524 for Mr. Falzon, $21,367 for Mr. Grier and $13,899 for Mr. Lowrey in 2014; and $5,549 for Mr. Falzon, $29,589 for Mr. Grier and $20,597 for Mr. Lowrey in 2015; and above-market interest on the SESP of $2,451 for Mr. Strangfeld, $79 for Mr. Falzon, $1,616 for Mr. Grier and $635 for Mr. Lowrey in 2013; $82 for Mr. Strangfeld, $6 for Mr. Falzon, $56 for Mr. Grier, $24 for Mr. Lowrey and $17 for Mr. Pelletier in 2014; and $4,229 for Mr. Strangfeld, $359 for Mr. Falzon, $2,905 for Mr. Grier, $1,235 for Mr. Lowrey and $917 for Mr. Pelletier in 2015.

The actual change in pension value for Mr. Strangfeld in 2013 was $(856,310) and in 2015 was $(382,375). In accordance with SEC instructions, the amount included in this column for the change in pension value for 2013 and 2015 is $0.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(8)	Mr. Pelletier was appointed an executive officer in April 2014.

All Other Compensation

	Year	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
John R. Strangfeld	2015	$32,371	$8,615	$45,400	$86,386
	2014	$32,437	$8,615	$45,800	$86,852
	2013	$33,508	$8,615	$45,800	$87,923
Robert M. Falzon	2015	$14,800	$8,308	$17,092	$40,200
	2014	$15,047	$8,000	$15,600	$38,647
	2013	$12,838	$7,785	$13,585	$34,208
Mark B. Grier	2015	$30,175	$10,600	$37,000	$77,775
	2014	$39,243	$10,400	$37,200	$86,843
	2013	$36,292	$10,200	$37,400	$83,892
Charles F. Lowrey	2015	$14,395	$10,600	$20,200	$45,195
	2014	$15,470	$10,392	$20,400	$46,262
	2013	$17,577	$10,200	$20,600	$48,377
Stephen Pelletier	2015	$29,849	$8,173	$19,769	$57,791
	2014	$20,661	$8,077	$14,908	$43,646

(1)

For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2015 represent the incremental cost for security services of $12,772 and $7,672, respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $19,599 and $22,503, respectively. For Messrs, Falzon, Lowrey and Pelletier, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)

The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($265,000 in 2015) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

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Executive Compensation

Supplemental Compensation Analysis

CEO REALIZED AND REALIZABLE PAY ANALYSIS

The total compensation of our NEOs as reported in the 2015 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards, even though the ability of our executives to realize value from such awards is contingent on the achievement of certain performance conditions (including, in the case of stock options, the sustained increase in our stock price). The accompanying charts compare our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amounts reported for him in the Summary Compensation Table for the periods shown.

The charts illustrate that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock and performance relative to our key financial objectives. They demonstrate the strong alignment of the interests of our executives with those of our shareholders.

CEO TOTAL COMPENSATION

Grant Date Fair Value vs. Realized and Realizable Gains (in thousands)

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2012 and paid in February 2015 based on an earnout factor of 1.5 times target valued at the December 31, 2014 share price of $90.46; performance shares and units awarded in 2013 and 2014 valued at target based on the $90.46 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2014 at $64.75 per unit; and the intrinsic value of stock options awarded in each year based on the $90.46 share price as of December 31, 2014.

•    For 2012 and 2013, a key reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options and the value of the performance shares and units awarded in each year are significantly higher when valued as of December 31, 2014. Another contributing factor to the higher realized/realizable pay for 2012 is that the 2012 performance shares program payment is 1.5 times target reflecting the achievement of our sustainable ROE objective of 13% to 14%. There is little difference between the 2014 grant date and realized/realizable pay amounts consistent with the relatively small change in our share price in 2014.

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2013 and paid in February 2016 based on an earnout factor of 1.5 times target valued at the December 31, 2015 share price of $81.41; performance shares and units awarded in 2014 and 2015 valued at target based on the $81.41 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2015 at $73.59 per unit; and the intrinsic value of stock options awarded in each year based on the $81.41 share price as of December 31, 2015.

•    For 2013, a key reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options and the value of the performance shares and units awarded are significantly higher when valued as of December 31, 2015. Another contributing factor to the higher realized/realizable pay for 2013 is that the 2013 performance shares program payment is 1.5 times target reflecting the achievement of our sustainable ROE objective of 13% to 14%. For 2014 and 2015, the difference is primarily due to the lower realizable gain for stock options versus the grant date fair value.

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Executive Compensation

Grants of Plan-Based Awards

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Program) and grants of equity awards made during 2015 for 2014 performance.

2015 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]		All Other Option Awards; Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)[4]
		Number of Book Value Units (#)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
John R. Strangfeld	n/a		$5,600,000	$11,200,000
	02/10/15				31,022	38,778			$2,422,198
	02/10/15				31,022	38,778			$2,422,198
	02/10/15						85,902	$78.08	$1,584,892
	02/10/15	62,394	$4,040,012
Robert M. Falzon	n/a		$2,450,000	$4,900,000
	02/10/15				10,949	13,687			$854,898
	02/10/15				10,949	13,687			$854,898
	02/10/15						30,319	$78.08	$559,386
	02/10/15	24,557	$1,590,066
Mark B. Grier	n/a		$4,800,000	$9,600,000
	02/10/15				25,548	31,935			$1,994,788
	02/10/15				25,548	31,935			$1,994,788
	02/10/15						70,743	$78.08	$1,305,208
	02/10/15	51,738	$3,350,036
Charles F. Lowrey	n/a		$4,000,000	$8,000,000
	02/10/15				16,424	20,530			$1,282,386
	02/10/15				16,424	20,530			$1,282,386
	02/10/15						45,478	$78.08	$839,069
	02/10/15	38,920	$2,520,070
Stephen Pelletier	n/a		$3,000,000	$6,000,000
	02/10/15				14,599	18,249			$1,139,890
	02/10/15				14,599	18,249			$1,139,890
	02/10/15						40,425	$78.08	$745,841
	02/10/15	30,889	$2,000,063

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential amounts for annual incentives for the 2015 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. In addition, individual amounts are reported by grant date to represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 10, 2015, and reflected in the Number of Book Value Units column, based on the book value per share of the company of $64.75 as originally reported as of December 31, 2014.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2015. Performance share and performance unit awards are granted for a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2015 grant are within a range of 10% to 14%.

(3)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to each Named Executive Officer under the Omnibus Plan in 2015. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for the February 10, 2015 grant of stock options is the closing price of our Common Stock on the grant date of February 10, 2015 ($78.08 per share).

(4)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 10, 2015 ($78.08 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, and for the grants of February 10, 2015, 5.57 year life expected for each option, expected dividend yield is 3.0%, risk-free rate of return of 1.61%, and expected price volatility of 34.67%.

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Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2015. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2015 Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($	)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) [2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) [2]
John R. Strangfeld	2/10/2015	—	85,902	$78.08		2/10/2025	77,556	$6,313,834
	2/11/2014	24,531	49,063	$84.53		2/11/2024	72,158	$5,874,383
	2/12/2013	164,729	82,365	$57.00		2/12/2023	88,714	$7,222,207
	2/14/2012	223,685	—	$59.41		2/14/2022
	2/8/2011	170,667	—	$64.01		2/8/2021
	2/9/2010	135,136	—	$48.36		2/9/2020
	2/12/2008	146,315	—	$69.03		2/12/2018
	1/18/2008	143,177	—	$80.00		1/18/2018
	2/13/2007	66,310	—	$91.73		2/13/2017
Robert M. Falzon	2/10/2015	—	30,319	$78.08		2/10/2025	27,374	$2,228,517
	2/11/2014	7,503	15,008	$84.53		2/11/2024	22,074	$1,797,044
	2/12/2013	19,380	19,380	$57.00		2/12/2023	20,874	$1,699,352
Mark B. Grier	2/10/2015	—	70,743	$78.08		2/10/2025	63,870	$5,199,657
	2/11/2014	20,202	40,405	$84.53		2/11/2024	59,426	$4,837,871
	2/12/2013	67,830	67,830	$57.00		2/12/2023	73,060	$5,947,815
	2/14/2012	57,895	—	$59.41		2/14/2022
	2/13/2007	66,310	—	$91.73		2/13/2017
Charles F. Lowrey	2/10/2015	—	45,478	$78.08		2/10/2025	41,060	$3,342,695
	2/11/2014	12,987	25,975	$84.53		2/11/2024	38,204	$3,110,188
	2/12/2013	87,209	43,605	$57.00		2/12/2023	46,966	$3,823,502
	2/14/2012	105,264	—	$59.41		2/14/2022
	2/8/2011	74,667	—	$64.01		2/8/2021
	2/9/2010	41,581	—	$48.36		2/9/2020
	2/12/2008	41,644	—	$69.03		2/12/2018
	1/18/2008	35,795	—	$80.00		1/18/2018
	2/13/2007	7,369	—	$91.73		2/13/2017
Stephen Pelletier	2/10/2015	—	40,425	$78.08		2/10/2025	36,498	$2,971,302
	4/7/2014	4,454	8,910	$81.17		4/7/2024	13,108	$1,067,122
	2/11/2014	4,329	8,659	$84.53		2/11/2024	12,736	$1,036,838
	2/12/2013	19,380	14,535	$57.00		2/12/2023	15,658	$1,274,718
	2/14/2012	22,807	—	$59.41		2/14/2022
	2/8/2011	11,733	—	$64.01		2/8/2021
	2/9/2010	2,599	—	$48.36		2/9/2020
	10/14/2008	4,370	—	$54.10		10/14/2018
	5/13/2008	1,865	—	$73.86		5/13/2018
	2/12/2008	3,940	—	$69.03		2/12/2018
	1/18/2008	17,898	—	$80.00		1/18/2018
	2/13/2007	6,080	—	$91.73		2/13/2017
(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each Named Executive Officer at the maximum payout level for the 2013, 2014, and 2015 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the maximum payout level for the 2013, 2014 and 2015 grants, based on the closing market price for our Common Stock on December 31, 2015 ($81.41 per share). Performance shares and performance units are subject to a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals.

Grants were made for three-year performance cycles with the 2013 grant as the 2013-2015 performance cycle, the 2014 grant as the 2014-2016 performance cycle, and the 2015 grant as the 2015-2017 performance cycle.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	67

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2015 through December 31, 2015.

2015 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized On Vesting ($)[2]
John R. Strangfeld	71,628	633,940	92,310	7,207,565
Robert M. Falzon	4,386	118,308	5,430	423,974
Mark B. Grier	63,669	687,481	71,676	5,596,462
Charles F. Lowrey	53,937	2,585,434	43,440	3,391,795
Stephen Pelletier	9,690	309,122	14,118	1,102,333

(1)	The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2012 performance shares grants and payout of the 2012 performance units as cash.

(2)	The amounts in the Stock Awards—Value Realized on Vesting column represent the product of the number of performance shares and performance units released and the closing sale price of our Common Stock on February 10, 2015, $78.08.

Pension Benefits

The change in Mr. Strangfeld’s pension accrual for 2015 was $(382,375) which was included in the Summary Compensation Table as $0. Pension values may fluctuate significantly from year to year and it is expected that in 2016, should interest rates remain unchanged, the change in Mr. Strangfeld’s pension accrual will be higher due to the two-year reset of our pension plan formula. Alternatively, if the discount rate were to rise, it is possible that Mr. Strangfeld’s change in pension value in future years could also be a negative amount, as it was in 2015 and 2013.

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2015, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2014 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 4.50%. Cash Balance Formula and PSI Cash Balance Formula accounts are assumed to grow with interest at 4.25% and 5.00%, respectively, until commencement of pension benefits. No additional earnings or service after December 31, 2015 are included in the calculation of the accumulated benefits.

2015 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	38		3,323,304	—
	Supplemental Retirement Plan—Traditional Pension Formula	38		72,126,516	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	34,310	—
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	32	(2)	1,291,775	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	74,475	—
	Supplemental Retirement Plan—Cash Balance Formula	32	(2)	779,870	5,549	(3)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	20		2,330,307	—
	Supplemental Retirement Plan—Cash Balance Formula	20		9,054,287	29,589	(3)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	14		1,754,419	—
	Supplemental Retirement Plan—Cash Balance Formula	14		1,957,431	20,597	(3)
Stephen Pelletier	Merged Retirement Plan—Traditional Benefit Formula	17		1,086,637	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	5,386	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(4)	103,655	—
	Supplemental Retirement Plan—Traditional Pension Formula	17		12,899,854	—
	PSI Supplemental Retirement Plan for Executives	n/a	(4)	304,966	—

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(3)	This payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for FICA taxes due and accrued in 2014 on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

(4)	Mr. Pelletier transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula. As a result, ongoing service is not a consideration in determining this benefit.

68	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation

The Merged Retirement Plan

Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

TRADITIONAL PENSION FORMULA

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2015, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2007, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

•

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Messrs. Strangfeld and Pelletier each elected to receive their Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to them.)

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2016 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	69

Executive Compensation

CASH BALANCE FORMULA

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2015 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Falzon and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on:

•

for Messrs. Strangfeld and Pelletier (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Falzon, Grier, and Lowrey, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI CASH BALANCE FORMULA

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Falzon and Pelletier are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2015 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single life annuity with 5 or 10 years guaranteed.

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Mr. Falzon, the participant’s Normal Retirement Date; and

•	for Mr. Pelletier, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

70	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Messrs. Strangfeld, Grier, and Lowrey will not be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors; Messrs. Falzon and Pelletier are potentially eligible for benefits under the Early Retirement Benefits provision. However, were Mr. Falzon to qualify for Early Retirement Benefits, only the Grandfathered Benefit portion of his benefits would not be subject to reduction.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Mr. Falzon) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. Mr. Pelletier is the only NEO that is accruing benefits under the PSI SERP. Mr. Pelletier’s PSI SERP benefit will be paid as an annuity upon separation from service, irrespective of age. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. Mr. Pelletier stopped accruing service credit under this plan upon his transfer to Prudential from Prudential Securities Incorporated.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (The “SESP”) and the Deferred Compensation Plan:

2015 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)[3]	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End ($)[4]
John R. Strangfeld	SESP	$45,400	$45,400	$41,147		$1,271,402
	Deferred Compensation	$0	$0	$140,559	$0	$8,287,465
Robert M. Falzon	SESP	$17,092	$17,092	$3,504		$127,596
	Deferred Compensation	$0	$0	$136,535	$0	$2,351,818
Mark B. Grier	SESP	$37,000	$37,000	$28,272		$881,778
	Deferred Compensation	$0	$0	$0	$0	$0
Charles F. Lowrey	SESP	$20,200	$20,200	$12,033		$383,245
	Deferred Compensation	$0	$0	$832,436	$0	$11,859,992
Stephen Pelletier	SESP	$19,769	$19,769	$8,934		$291,301
	Deferred Compensation	$0	$0	$104,787	$0	$10,738,800

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Earnings in Last Fiscal Year column include amounts reported for above-market interest on the SESP in the Change in Pension Value column of the Summary Compensation Table. Specifically, $4,229 for Mr. Strangfeld, $359 for Mr. Falzon, $2,905 for Mr. Grier, $1,235 for Mr. Lowrey and $917 for Mr. Pelletier.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	71

Executive Compensation

SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($265,000 in 2015) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2015 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan**	Omnibus Plan**	Omnibus Plan**	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation in Connection With Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

See footnotes below.

72	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation

Voluntary Termination; Early or

Normal Retirement

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan*: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012, unexercised stock options remain exercisable for a period of up to five years after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination and (ii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Involuntary Termination Without Cause

SEVERANCE

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan**: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination, and (iii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement- eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Pelletier based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Falzon, Grier, and Lowrey based on the amount of severance.

HEALTH/LIFE

Separation in Connection with Change in Control1

SEVERANCE

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(1)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

ANNUAL INCENTIVES

Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	73

Executive Compensation

STOCK OPTIONS

Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

PERFORMANCE SHARES/PERFORMANCE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

BOOK VALUE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement-eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Falzon, Grier, and

Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

HEALTH/LIFE

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

HEALTH/LIFE

Potential Payments Upon

Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2015 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2015, the last business day of 2015, and using the closing market price of our Common Stock on December 31, 2015 ($81.41 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2015, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

74	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation

The following items have been excluded from the table:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this Proxy Statement).

•

Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical insurance and/or dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options, and for Mr. Pelletier potential forfeiture of the benefit under the PSI SERP. The NEOs will receive no additional payments in the event of a termination of employment for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						21,106,653	[1]
	Annual Incentive		5,915,000	[2]	5,915,000	[2]	5,600,000		7,076,700		7,076,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					7,282,613	[4]	7,282,613	[4]	7,282,613	[4]
		Performance Units					7,282,613	[5]	7,282,613	[5]	7,282,613	[5]
	Book Value Performance	Book Value Units					9,325,987	[6]	9,325,987	[6]	9,325,987	[6]
	Benefits:	SERP
		Health/Life					28,802	[7]	2,146,590
		Addtl. Retire Accruals	738,060		738,060		284,856		2,409,420		1,205,388
	Total		6,653,060		6,653,060		50,911,524		35,523,923		32,173,301
Robert M. Falzon	Severance Payment				4,150,100		6,362,869	[1]
	Annual Incentive		2,600,000	[2]	2,600,000	[2]	2,450,000		2,066,700		2,066,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					2,176,578	[4]	2,176,578	[4]	2,176,578	[4]
		Performance Units					2,176,578	[5]	2,176,578	[5]	2,176,578	[5]
	Book Value Performance	Book Value Units					2,928,073	[6]	2,928,073	[6]	2,928,073	[6]
	Benefits:	SERP			166,140		166,140
		Health/Life					28,802	[7]	10,531,859
		Addtl. Retire Accruals	264,301		686,177		249,053		3,488,449		212,870
	Total		2,864,301		7,602,417		16,538,093		23,368,237		9,560,799
Mark B. Grier	Severance Payment				10,697,600		17,814,037	[1]
	Annual Incentive		5,100,000	[2]	5,100,000	[2]	4,800,000		5,941,700		5,941,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					5,997,556	[4]	5,997,556	[4]	5,997,556	[4]
		Performance Units					5,997,556	[5]	5,997,556	[5]	5,997,556	[5]
	Book Value Performance	Book Value Units					7,749,027	[6]	7,749,027	[6]	7,749,027	[6]
	Benefits:	SERP
		Health/Life					27,402	[7]	11,071,004
		Addtl. Retire Accruals	666,969		2,065,980		627,735		2,449,072		784,304
	Total		5,766,969		17,863,580		43,013,313		39,205,915		26,470,143
Charles F. Lowrey	Severance Payment				8,680,100		13,231,577	[1]
	Annual Incentive		4,250,000	[2]	4,250,000	[2]	4,000,000		5,016,700		5,016,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					3,855,578	[4]	3,855,578	[4]	3,855,578	[4]
		Performance Units					3,855,578	[5]	3,855,578	[5]	3,855,578	[5]
	Book Value Performance	Book Value Units					5,866,816	[6]	5,866,816	[6]	5,866,816	[6]
	Benefits:	SERP
		Health/Life					33,975	[7]	14,265,139
		Addtl. Retire Accruals	423,944		1,289,796		399,006		4,833,920		506,687
	Total		4,673,944		14,219,896		31,242,530		37,693,731		19,101,359
Stephen Pelletier	Severance Payment				5,892,600		11,212,299	[1]
	Annual Incentive		3,200,000	[2]	3,200,000	[2]	3,000,000		3,158,400		3,158,400
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					2,454,919	[4]	2,454,919	[4]	2,454,919	[4]
		Performance Units					2,454,919	[5]	2,454,919	[5]	2,454,919	[5]
	Book Value Performance	Book Value Units					3,242,302	[6]	3,242,302	[6]	3,242,302	[6]
	Benefits:	SERP			1,597,560		1,855,980
		Health/Life					32,457	[7]	4,215,163
		Addtl. Retire Accruals	1,498,092		4,073,100		1,352,424		1,467,792		800,784
	Total		4,698,092		14,763,260		25,605,300		16,993,495		12,111,324
(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.
(2)	Includes annual incentive award amount for 2015 performance.
(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.
(4)	Includes the value of 2013, 2014, and 2015 target performance shares paid based on the closing market price of our Common Stock on December 31, 2015 ($81.41 per share).
(5)	Includes the value of 2013, 2014, and 2015 target performance units paid based on the closing market price of our Common Stock on December 31, 2015 ($81.41 per share).
(6)	Includes the value of 2013, 2014, and 2015 book value units paid based on the Company’s book value per share as of December 31, 2015 ($73.59 per share).
(7)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2016 premium and contribution rates continue for the full 18 months.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	75

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date, March 11, 2016. At the close of business on that date, a total of 444,281,231 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, for the advisory vote to approve named executive officer compensation, for approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan, and against the shareholder proposal regarding an independent Board Chairman.

Special Voting Instructions for Plan Shares

If you are a participant in The Prudential Employee Savings Plan (“PESP”) and your account is invested in the Common Stock Fund, you may instruct the PESP Trustee how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 8, 2016. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, “the Plan”), on March 11, 2016 those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

76	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

General Information About The Meeting

Quorum

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting Requirements

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. However, for purposes of approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan under New York Stock Exchange rules, abstentions are counted as votes cast and, therefore, will have the same effect as a vote “against” the proposal; broker non-votes are not counted as votes cast and, therefore, will have no impact.

Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning executive compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve executive compensation, the approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan, or the shareholder proposal regarding an independent Board Chairman, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote FOR each of the Director Nominees, FOR the ratification of the appointment of the Independent Registered Public Accounting Firm,

FOR the advisory vote to approve named executive officer compensation, FOR approval of the

Prudential Financial, Inc. 2016 Omnibus Incentive Plan and AGAINST the shareholder proposal regarding an independent Board Chairman.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	77

General Information About The Meeting

Submission of Shareholder Proposals and Director Nominations

Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2017 Annual Meeting

In order to submit shareholder proposals for the 2017 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than the close of business on November 22, 2016.

In March 2015, we amended our By-laws to proactively adopt proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 11, 2016 and no later than January 10, 2017. However, if the 2017 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2017 Annual Meeting was mailed or public disclosure of the meeting date was made.

Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8, and director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws. As the rules of the SEC and our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Other Proposals or Director Nominations for Presentation at the 2017 Annual Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2017 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 11, 2016, and no later than January 10, 2017. However, if the 2017 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2017 Annual Meeting was mailed or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. The Chairman may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

78	| Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

General Information About The Meeting

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2016 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to Be Held on May 10, 2016: Our 2016 Proxy Statement and Annual Report for the year ended December 31, 2015, are available free of charge on our website at www.prudential.com/governance.

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	79

Appendix A

PRUDENTIAL FINANCIAL, INC.

2016 OMNIBUS INCENTIVE PLAN

(Effective May 10, 2016)

Article I

PURPOSE

The purpose of the “Prudential Financial, Inc. 2016 Omnibus Incentive Plan” (the “Plan”) is to foster and promote the long-term financial success of Prudential Financial, Inc. (the “Company”) and materially increase shareholder value by (a) motivating superior employee performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company’s and its Subsidiaries’ (as hereinafter defined) employees, and (c) enabling the Company to attract and retain the services of employees and other service providers upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent.

The Company has previously adopted the Prudential Financial, Inc. Omnibus Incentive Plan (the “Prior Plan”), which provided for the grant of similar equity-based compensation incentives. Effective upon the adoption of the Plan by shareholders of the Company, the Prior Plan will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized shares of Common Stock (as herein defined) then available for grants under the Prior Plan or subject to awards granted under the Prior Plan and forfeited after the Plan becomes effective. All outstanding award grants under the Prior Plan shall continue in full force and effect, subject to their original terms.

Article II

DEFINITIONS

Section 2.1.    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)    Adjusted Operating Income. “Adjusted Operating Income” means the Company’s total pre-tax adjusted operating income for a fiscal year, as reported in the Company’s Quarterly Financial Supplement.

(b)    Adjustment Event. “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c)    Alternative Awards. “Alternative Awards” shall have the meaning set forth in Section 10.2.

(d)    Annual Incentive Awards. “Annual Incentive Awards” means an Award made pursuant to Article IX of the Plan with a Performance Cycle of one year or less.

(e)    Approved Retirement. “Approved Retirement” means termination of a Participant’s employment (i) on or after having met the conditions for normal or early retirement established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or (ii) on or after attaining age 55 and completing 5 years of service (or such greater period of service as the Committee shall specify from time to time). Notwithstanding the foregoing, with respect only to Participants who reside in the United States, the term “Approved Retirement” shall not apply to any Participant: (a) who has an Agent Emeritus contract with an insurance affiliate of the Company (including, but not limited to, The Prudential Insurance Company of America), whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates; or (b) to any Participant whose employment with the Company or a Subsidiary has been terminated for Cause, in either case whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

(f)    Award. An “Award” means the award of an Annual Incentive Award, a Performance Unit, an Option, a SAR, a Restricted Unit, Restricted Stock or Performance Share, including any associated Dividend Equivalents, under the Plan, and shall also include an award of Restricted Stock or Restricted Units (including any associated Dividend Equivalents) made in conjunction with other incentive programs established by the Company or its Subsidiaries and so designated by the Committee.

(g)    Award Agreement. “Award Agreement” means one or more documents prepared by the Company, in written or electronic form, that individually or collectively set forth the terms and conditions of any Award granted under the Plan, and which are accepted, acknowledged or consented to (including by negative consent) by the Eligible Individual to whom the underlying Award is granted.

(h)    Beneficial Owner. “Beneficial Owner” means any “person,” as such term is used in Section 13(d) of the Exchange Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

(i)    Board. “Board” means the Board of Directors of the Company.

(j)    Cause. “Cause” means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (iv) violation of any policy or rule of the Company or any Subsidiary; (v) commission of a crime; (vi) breach by a Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary, or (vii) any act or omission detrimental to the conduct of the business of the Company or any Subsidiary in any way.

(k)    Change of Control. A “Change of Control” shall be deemed to have occurred if any of the following events shall occur:

(i)    any Person is or becomes the Beneficial Owner, either directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined Voting Power of the Company’s securities; or

(ii)    within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

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Appendix A

(iii)    upon the consummation of a Corporate Event, immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, in substantially the same relative proportions as immediately prior to the Change of Control, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event.

(l)    Change of Control Price. “Change of Control Price” means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs; provided that, with respect to any portion of any Option or SAR, the Change of Control Price shall not exceed the Fair Market Value of the Common Stock on the date that a Change of Control occurs.

(m)    Code. “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.

(n)    Converted Awards. “Converted Awards” shall have the meaning set forth in Section 10.1.

(o)    Committee. “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time as responsible for the administration of the Plan as to all or any class of Eligible Individuals. In determining the committee of the Board to serve as the Committee or the composition of any such committee, the Board shall endeavor to select a committee whose members shall consist of two or more members, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an “outside director” within the meaning of section 162(m) of the Code, and an “independent director” under Section 303A of the New York Stock Exchange’s Listed Company Manual, or any successors thereto.

(p)    Common Stock. “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(q)    Company. “Company” means Prudential Financial, Inc., a New Jersey corporation, and any successor thereto.

(r)    Corporate Event. “Corporate Event” means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Company, which has been approved by the shareholders of the Company.

(s)    Covered Employees. “Covered Employees” are any Executive Officers or other Eligible Individuals who during the taxable year of the Company relevant to the inquiry are “covered employees” within the meaning of Code section 162(m); provided that, when applying such term to any taxable year for which the Covered Employees are not yet determined, such term shall include such persons as could reasonably be expected to be “covered employees” within the meaning of Section 162(m) for such taxable year based on their status (i.e., as an executive officer) with, and compensation from, the Company at the date of determination.

(t)    Disability. “Disability” means with respect to any Participant, long-term disability (but not optional long-term disability coverage) as defined under the welfare benefit plan maintained by either the Company or a Subsidiary and in which the Participant participates and from which the Participant is receiving a long-term disability benefit. In jurisdictions outside of the United States where long-term disability is covered by a mandatory or universal program sponsored by the government or an industrial association, a Participant receiving long-term disability benefits from such a program is considered to meet the disability definition of the Plan.

(u) Director. “Director” means any director of the Company who is not also an employee of the Company or any Subsidiary.

(v)    Dividends. “Dividends” means the regular cash dividends paid by the Company upon one share of Common Stock from time to time.

(w)    Dividend Equivalents. “Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Company upon one share of Common Stock in connection with the grant of Restricted Units or Performance Shares awarded to a Participant in accordance with Article VIII of the Plan or any Performance Unit valued by reference to the Common Stock.

(x)    Domestic Partner. “Domestic Partner” means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary that employs the Participant.

(y)    Effective Date. “Effective Date” generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board and (b) approved by a majority of the votes cast at a duly held shareholders’ meeting at which the requisite quorum, as set forth in the Company’s Amended and Restated Certificate of Incorporation, of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. However, for purposes of any Option grant that is an ISO, the term “Effective Date” shall mean solely the adoption of the Plan by the Board.

(z)    Eligible Individual. For purposes of this Plan only, “Eligible Individual” means any individual who is a Director or either an employee (including each officer) of, or an insurance agent (including, but not limited to, a common law employee, a statutory employee, or, for purposes of any non-domestic United States Subsidiary, any individual who is classified as a Life Planner and/or Sales Manager and has the status of an “international independent contractor agent” who is characterized as an independent contractor for purposes of applicable local law) of, the Company or any such Subsidiary.

(aa)      Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(bb)      Executive Officer. “Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(cc)      Fair Market Value. “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and

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(ii) the Applicable Exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

(dd)      Family Member. “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

(ee)      Incumbent Directors. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining a Change of Control, the persons who were members of the Board at the beginning of such period.

(ff)      ISO. “ISO” means an Option that is an “incentive stock option” within the meaning of Code section 422.

(gg)      Nonstatutory Stock Option. “Nonstatutory Stock Option” means an Option that is not an ISO.

(hh)      Option (including ISOs and Nonstatutory Stock Options). “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) a Nonstatutory Stock Option.

(ii)      Participant. “Participant” shall have the meaning set forth in Article III of the Plan.

(jj)      Performance Cycle. “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(kk)      Performance Goals. “Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or an Eligible Individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan.

(ll)      Performance Shares. “Performance Shares” means an Award made pursuant to Article IX of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

(mm)    Performance Unit. A “Performance Unit” means an Award of units made pursuant to Article IX of the Plan, which are valued by reference to Common Stock, equity attributable to the Company, or such property (including, but not limited to, cash) specified by the Committee, the number or value of such units which may be adjusted over a Performance Cycle based on the satisfaction of Performance Goals.

(nn)      Person. “Person” means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(oo)      Plan Year. “Plan Year” means a period of twelve months commencing on January 1st and ending on the next December 31st.

(pp)      Prior Plan. “Prior Plan” means the Prudential Financial, Inc. Omnibus Incentive Plan, as amended from time to time.

(qq)      Restricted Period. “Restricted Period” means the period of time during which Restricted Units or shares of Restricted Stock are subject, as applicable, to forfeiture, restrictions on transfer or deferral or settlement or payment, pursuant to Article VIII of the Plan.

(rr)      Restricted Stock. “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article VIII of the Plan.

(ss)      Restricted Unit. “Restricted Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or such number of shares or other securities to which such right may relate by reason of any conversion effected in accordance with the terms hereof, including the provisions of Article X) or the cash value thereof, at the end of a specified period of time, which right is subject to forfeiture in accordance with Article VIII of the Plan.

(tt)      SAR. “SAR” means a stock appreciation right granted under Article VII in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(uu)      Subsidiary. “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, more than fifty percent (50%) of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

(vv)      Voting Power. A specified percentage of “Voting Power” of a company means such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors.

(ww)      Voting Securities. “Voting Securities” means all securities of a company entitling the holders thereof to vote in an annual election of directors.

Section 2.2.    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article III

ELIGIBILITY AND PARTICIPATION

Section 3.1.    Participants. Participants in the Plan shall be those Eligible Individuals designated from time to time by the affirmative action of the Committee (or its delegate) to participate in the Plan.

Section 3.2.    Types of Awards. The Committee (or its delegate) may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years without regard to whether any other type of Award is made for the same year or years.

Section 3.3    Employment and Service. In applying the terms “employment”, “ termination of employment”, “retirement” or similar terms in the context of the service for the Company or any Subsidiary of an Eligible Individual or Participant who is not a common law employee such terms shall be deemed to relate to such person’s service or, as the context dictates, the termination or cessation thereof.

Article IV

POWERS OF THE COMMITTEE

Section 4.1.    Power to Grant. The Committee shall have the authority, subject to the terms of the Plan, to determine those Eligible Individuals to whom Awards shall be granted and the terms and conditions of any and all Awards including, but not limited to:

(a)    the number of shares of Common Stock to be covered by each Award;

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(b)    the time or times at which Awards shall be granted;

(c)    the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or Nonstatutory Stock Options;

(d)    the determination of the period of time during which (i) restrictions on Restricted Stock or Restricted Units shall remain in effect or (ii) Restricted Units granted in lieu of, or in substitution for, a payment in cash will be subject to deferral;

(e)    the establishment and administration of any Performance Goals applicable to Awards granted under the Plan;

(f)    the determination of Participants’ Performance Units or Performance Share Awards, including any Performance Goals and Performance Cycles; and

(g)    the development and implementation of specific stock-based programs for the Company and its Subsidiaries that are consistent with the intent and specific terms of the framework created by this Plan.

Appropriate officers of the Company or any Subsidiary may suggest to the Committee the Eligible Individuals who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

Section 4.2.    Administration.

(a)    Rules, Interpretations and Determinations. The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan or any class of Awards or class of Participants, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Award Agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

The Committee’s determinations under the Plan (including the determination of the Eligible Individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any Award Agreements) may vary, and need not be uniform, whether or not any such Eligible Individuals could be deemed to be similarly situated.

(b)    Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute Award Agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

(c)    Delegation of Authority. Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any member of the Board or any employee of the Company or its affiliates or any group of such directors or employees any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or Directors. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers or Directors.

Section 4.3.    409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Eligible Individuals of immediate tax recognition and additional taxes pursuant to such Section 409A of the Code. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Eligible Individual in which the Eligible Individual’s rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A of the Code applies to any Award in a manner that results in adverse tax consequences for the Eligible Individual or any of his or her beneficiaries or transferees.

Section 4.4.    Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

Section 4.5.    Newly Eligible Participants. The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.

Section 4.6.    Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information) that may have effect during or following the termination of the Participant’s employment with the Company and its Subsidiaries and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant). In addition, the Committee may condition the grant of any Award upon the Participant’s

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agreement to comply with, and be subject to, the terms and conditions of any policy that requires the disgorgement of any profits or any other benefits received or to be received with respect to (i) such Award, (ii) any prior Awards made hereunder or any awards made under the Prior Plan or (iii) any other incentive or other compensation arrangement or payment, in any case on account of (x) a restatement of the financial results of the Company and/or its Affiliates, (y) misconduct by the Participant, persons under the supervision of the Participant or other employees or agents of the Company or its Affiliates or (z) such other circumstances as shall from time to time be specified in such policy.

Section 4.7.    Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Annual Incentive Award, Performance Unit, Performance Share, Restricted Unit or Restricted Stock must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code and desires to adopt Performance Goals with respect thereto in addition to the satisfaction of the Adjusted Operating Income requirement set forth in Section 5.2(b), the Committee shall (a) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Cycle to which the Performance Goal or Goals relate, and (b) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

Section 4.8.    Indemnification. No member of the Committee shall be personally liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or any of its Affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in either case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

Article V

COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

Section 5.1.    Share Reserve.

(a)    Shares Available for Awards. Subject to the provisions of Section 5.4, the number of shares of Common Stock issuable under the Plan for Awards shall be (i) 23,000,000, plus (ii) any shares of Common Stock remaining available for (and not subject to) awards under the Prior Plan as of the Effective Date, plus (iii) any additional shares of Common Stock that become available for award pursuant to Section 5.3 as a result of a forfeiture, settlement and/or other cancellation of any award under the Prior Plan. Any shares issued in connection with Options and SARs shall be counted against this share reserve as one (1) share for every one (1) share issued; for Awards other than Options and SARs, any shares issued shall be counted against this share reserve as two (2) shares for every one (1) share issued. After the Effective Date, no awards may be granted under the Prior Plan.

(b)    The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Company for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

Section 5.2.    Individual Award Limitations. Subject to the provisions of Section 5.4, the following individual Award limits apply:

(a)    Options/SARs: During any three (3) year period, the total number of shares of Common Stock subject to Options and SARs awarded to any Participant may not exceed 2,500,000.

(b)    Individual Performance-Based Limitations: To the extent that any Annual Incentive Award awarded to a Participant is intended to satisfy the requirements of Code section 162(m)(4)(C) as “other performance based compensation,” the maximum aggregate amount that may be payable to such Participant in respect of any such Annual Incentive Award shall not exceed the product of (i) four-tenths of one percent (0.4%) and (ii) Adjusted Operating Income reported for the fiscal year ended immediately prior to the year in which payment for such Annual Incentive Award is due. To the extent that any Performance Unit, Restricted Stock, Restricted Unit and Performance Share Awards awarded to a Participant and any Dividend Equivalents credited in respect of such Awards are intended to satisfy the requirements of Code section 162(m)(4)(C) as “other performance based compensation” and are payable in the same calendar year (determined without regard to any deferral beyond the earliest date of payment), the maximum aggregate amount that may be payable in respect of all such Awards shall not exceed the product of (i) four-tenths of one percent (0.4%) and (ii) the greatest amount of Adjusted Operating Income reported with respect to any of the three fiscal years ended immediately prior to the year in which payment is due; provided, however, that no amount shall be payable with respect to any individual Performance Unit, Restricted Stock, Restricted Unit and Performance Share Award unless the Company had positive Adjusted Operating Income in at least one fiscal year that ended during the period in which such Award was outstanding and in which such Award was outstanding for at least 276 days.

(c)    Limitation on Director Compensation. In no event shall the grant date value of any Awards granted hereunder (including, without limitation, Restricted Units), plus the amount of any compensation payable in cash, to a Director in respect of services in any compensation year exceed $600,000. For this purpose, a compensation year shall mean the period from one annual meeting of the Company’s shareholders to the next following annual meeting of such shareholders.

Section 5.3.    Cancelled, Terminated, or Forfeited Awards. Should any Award granted under this Plan or any award under the Prior Plan that is outstanding on the Effective Date for any reason expire without having been exercised, be cancelled, terminated or forfeited or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered or withheld to exercise outstanding Options or SARs, shares tendered or withheld for taxes on Awards or awards granted under the Prior Plan or shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited), any such shares of Common Stock subject to such an award shall be available for grants of Awards under the Plan based, in each case, on the number of shares of Common Stock counted against the share reserve set forth in Section 5.1 (or

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under Section 5.1 of the Prior Plan) in respect of such Award or Prior Plan award, provided that any shares of Common Stock tendered to exercise outstanding Options or SARs, tendered for taxes on any Award, withheld for taxes on any Restricted Stock Award or issued in connection with any Award and subsequently forfeited, in each case after the tenth anniversary of the Effective Date, shall not be available for grants of Awards or otherwise be treated as available for issuance under the Plan.

Section 5.4.    Adjustment in Capitalization. In the event of any Adjustment Event, (a) the aggregate number and the kind of shares available for Awards under Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number and kind of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be equitably adjusted by the Committee, in such manner as the Committee shall determine, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive. Unless the Committee determines that another kind or form of adjustment is equitable and appropriate (or required in accordance with the provisions of Section 10.2), subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution, spin-off or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock, Restricted Units, Performance Shares or any Performance Unit valued by reference to the Common Stock granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article X or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such Award and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate. For the avoidance of doubt, in no event shall any adjustment made in respect of any extraordinary dividend, spin-off or comparable transaction treated as an Adjustment Event be deemed to be a Dividend Equivalent for purposes of the Plan.

Section 5.5.    Limits On Dividend Equivalents. Unless the Committee shall otherwise expressly provide, no Dividend Equivalents shall be payable with respect to any Award unless (and solely to the extent that) the underlying Award with respect to which such Dividend Equivalents are credited shall have become vested and payable, and the Dividend Equivalents credited with respect to Performance Shares or Performance Units valued by reference to Common Stock shall be determined based on the number of shares of Common Stock that become payable or that determine the value to be paid in respect of such Award taking into account the applicable level of performance achieved with respect to such Award.

Section 5.6.    Application of Limits. The limitations set forth under Sections 5.1 and 5.2 herein apply only to Awards both granted and payable to Participants after the Effective Date under this Plan. With respect to any awards made under the Prior Plan, the limitations set forth in the corresponding sections of the Prior Plan shall apply.

Section 5.7.    Substitute Awards in Corporate Transactions. Except to the extent required by applicable law or by any listing or other requirement imposed by any exchange on which the Common Stock is listed to trade, any Awards that are issued in connection with the assumption of, or in substitution for, any outstanding awards of any entity acquired by the Company or any Subsidiary (a “Substitute Award”), regardless of the form of combination, shall not be counted against shares authorized for issuance under the Plan pursuant to Section 5.1, shall not be subject to the individual grant limits set forth in Section 5.2 and shall not be subject to any other limitations contained herein with regard to the granting, vesting or other terms and conditions of any such Awards, including, without limitation, the requirement that Options and SARs have an exercise price not less than 100% of the Fair Market Value on the date of grant, any minimum vesting periods or performance conditions that may pertain to the grant of any type of Award or any limitation pertaining to Awards to Covered Employees.

Section 5.8.    Minimum Vesting. Each Option or SAR granted after the Effective Date (other than a Substitute Option) shall be subject to a vesting schedule which provides that such Option or SAR shall not vest or become exercisable before the first anniversary of the date such Option or SAR is granted. Notwithstanding the foregoing, Options or SARs that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Section 5.1 may be granted to Participants without regard to the minimum vesting and exercisability limitations described in this Section 5.8.

Article VI

STOCK OPTIONS

Section 6.1.    Grant of Options. Subject to the provisions of Section 5.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) ISOs and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs may only be granted to Eligible Individuals who satisfy the requirements for eligibility set forth under Code section 424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, a later date specified by the Committee or the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Article VII). No Dividend Equivalents may be granted in respect of any Option.

Section 6.2.    Exercise Price; No Repricing or Substitution of Options. Nonstatutory Stock Options and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as a result of any Adjustment Event, in connection with the issuance of an Alternative Award or a Substitute Award or with the approval of the Company’s shareholders, the Committee shall not have the power or authority (i) to reduce, whether through amendment or otherwise, the

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exercise price of any outstanding Option, (ii) to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option, (iii) to buy-out any Option for a cash amount greater than the then current difference between the Fair Market Value and the exercise price of such Option or (iv) to take any other actions that are intended to have the effect of reducing the exercise price of any outstanding Option.

Section 6.3.    Exercise of Options. Unless the Committee shall determine otherwise at or subsequent to the time of grant (but in all events subject to the provisions of Section 5.8), one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that the Committee may establish performance-based criteria for exercisability of any Option. Subject to the provisions of this Article VI, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Unless otherwise specified by the Committee at the date of grant, once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

Section 6.4.    Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) owned by the person exercising the Option (through actual tender or by attestation); (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or (d) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. The Committee may also permit an Option to be exercised by means of a net settlement, such that, in lieu of the holder paying the exercise price in cash or other consideration, upon exercise, there shall be issued the greatest number of whole shares determined by dividing (1) the excess of (A) the Fair Market Value of the shares corresponding to the portion of the Option being exercised over (B) the exercise price corresponding to such number of shares, by (2) the Fair Market Value. Any resulting fractional share will be settled in cash based on such Fair Market Value. For purposes of any net settlement, unless the Committee shall otherwise direct, Fair Market Value shall be determined as of the date of exercise. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

Section 6.5.    ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. Except as may otherwise be provided for under the provisions of Article X of the Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422.

Section 6.6.    Termination of Employment. Regardless of the otherwise applicable vesting schedule, and unless the Committee shall otherwise determine at or subsequent to the date of grant:

(a)    Death. In the event a Participant’s employment terminates due to his or her death, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant’s estate (or as may otherwise be provided for in accordance with the requirements of Section 12.2) at any time prior to the earlier of the (i) expiration date of the term of the Options or (ii) third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s death; provided, however, that Nonstatutory Stock Options shall be exercisable for not less than one (1) year after a Participant’s death even if such period exceeds the expiration date of the term of the original grant of such Nonstatutory Stock Options.

(b)    Disability. In the event a Participant’s employment terminates due to Disability, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following termination of the Participant’s employment, whichever period is shorter.

(c)    Retirement. In the event a Participant’s employment terminates due to Approved Retirement, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s Approved Retirement, whichever period is shorter.

(d)    For Cause. In the event a Participant’s employment is terminated for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Options for a period of up to twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 6.6(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 6.6.

(e)    Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter.

(f)    Any Other Reason. In the event a Participant’s employment terminates due to any reason other than one described in Section 6.6 (a) through (e), any Options granted to such Participant which are exercisable on the date of termination of the Participant’s employment may be exercised by the Participant at any time prior to the expiration date of the term of the Options or the ninetieth (90th) day following termination of the Participant’s employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited at the time of such termination and not be exercisable thereafter.

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Article VII

STOCK APPRECIATION RIGHTS (SARs)

Section 7.1.    Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option or on a freestanding basis, not related to any other Award. A grant of a SAR shall be evidenced in an Award Agreement, which can include being part of the Award Agreement governing the terms of any Option granted in tandem with such SARs or pursuant to a separate Award Agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve. No Dividend Equivalents may be granted in respect of any SAR.

Section 7.2.    Terms and Conditions of SARs. Notwithstanding the provisions of Section 7.1, unless the Committee shall otherwise determine (but in all events subject to the provisions of Section 5.8), the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option (including, but not limited to, the application of Section 6.6). Except as a result of an Adjustment Event, in connection with the issuance of an Alternative Award or a Substitute Award or with the approval of the Company’s shareholders, the Committee shall not have the power or authority (i) to reduce, whether through amendment or otherwise, the base price of any outstanding SAR, (ii) to grant any new SARs or other Awards in substitution for or upon the cancellation of SARs previously granted which shall have the effect of reducing the base price of any outstanding SAR, (iii) to buy-out any SAR for a cash amount greater than the then current difference between the Fair Market Value and the base price of such SAR or (iv) to take any other actions that are intended to have the effect of reducing the exercise price of any outstanding SAR.

Section 7.3.    Exercise of Tandem SARs. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.

Section 7.4.    Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(a)    the excess, if any, of the Fair Market Value of a share of Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or, in the case of an SAR granted in tandem with an Option, the applicable Option exercise price), by

(b)    the number of shares of Common Stock with respect to which the SARs are then being exercised;

provided, however, that at the time of grant with respect to any SAR payable in cash, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

Article VIII

RESTRICTED STOCK, RESTRICTED UNITS

AND DIVIDEND EQUIVALENTS

Section 8.1.    Grant of Restricted Stock and Restricted Units. The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter, and incorporated into the corresponding Award Agreement. As determined by the Committee, with respect to an Award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award.

Section 8.2.    Dividends and Dividend Equivalents. Dividends payable on Restricted Stock may be made subject to the same terms and conditions as the underlying Award of Restricted Stock. Subject to the provisions of Sections 5.2(b) and 5.5, the Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units.

Section 8.3.    Restrictions On Transferability. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Units to be transferred during the Restricted Periods pursuant to Section 12.1, provided that any shares of Restricted Stock or Restricted Units so transferred shall remain subject to the provisions of this Article VIII.

Section 8.4.    Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Company’s shareholders or have any other rights of a shareholder until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.

Section 8.5.    Restricted Period. Unless the Committee shall otherwise determine at or subsequent to the date an Award of Restricted Stock or Restricted Units (including any Dividend Equivalents issued in connection with such Restricted Units) is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock or Restricted Units on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.

Section 8.6.    Legending or Equivalent. To the extent that certificates are issued to a Participant in respect of shares of

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Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

Section 8.7.    Termination of Employment. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(a)    Death. In the event a Participant’s employment terminates due to his or her death, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. A lump sum payment of cash or Common Stock shall be made in respect of Restricted Units as soon as practicable, but not more than 74 days, following the Participant’s termination of employment.

(b)    Disability. In the event a Participant’s employment terminates due to Disability, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. A lump sum payment of cash or Common Stock shall be made in respect of Restricted Units as soon as practicable, but not more than 74 days, following the Participant’s termination of employment, except that, if the Participant is a specified employee within the meaning of Section 409A of the Code, payment for any such Award that is treated as deferred compensation subject to Section 409A shall be made six months and one day following the date of such termination of employment.

(c)    Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. Payment in respect of any vested Restricted Stock Units shall be made as soon as practicable, but not more than 74 days, following termination of the Participant’s employment, except that, if the Participant is a specified employee within the meaning of Section 409A of the Code, such payment shall be made six months and one day following the date of such termination of employment.

(d)    For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited at the time of such termination, and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. The provisions of this Section 8.7(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 8.7.

(e)    Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(f)    Any Other Reason. In the event a Participant’s employment terminates due to any reason other than one described in Section 8.7(a) through (e), the Participant shall receive a payment calculated in the following manner: (i) the number of shares of

Restricted Stock and/or Restricted Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units minus the number, if any, of shares previously issuable in connection with the partial vesting of such Award shall be considered vested and payment of such pro-rated Awards is to be made to the Participant as soon as practicable, but not later than 74 days, after termination of the Participant’s employment except that, if the Participant is a specified employee within the meaning of Section 409A of the Code, payment for any such Award that is treated as deferred compensation subject to Section 409A shall be made six months and one day following the date of such termination of employment.

Section 8.8.    Issuance of New Certificate or Equivalent; Settlement of Restricted Units and Dividend Equivalents. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.3 and the Company shall take such actions as are appropriate to record that such shares are freely tradable without any restriction imposed under the terms of the Plan. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant’s beneficiary or estate, as provided in Section 12.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

Article IX

ANNUAL INCENTIVE AWARDS,

PERFORMANCE UNITS AND PERFORMANCE SHARES

Section 9.1.    Annual Incentive Awards.

(a)    General Description. At the direction of the Committee, Annual Incentive Awards may be made to Eligible Individuals and, unless determined otherwise by the Committee at or after the date of grant, shall be paid in cash.

(b)    Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 5.2(b).

(c)    Payment of Annual Incentive Awards. If a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Approved Retirement, the Participant shall forfeit all rights to such Annual Incentive Award unless otherwise determined by the Committee. Unless the Committee determines otherwise either at grant or thereafter, in the event a Participant terminates employment before the end of an annual Performance Cycle due to death, Disability, or Approved

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Retirement, such Participant, or his or her estate, shall be eligible to receive a prorated Annual Incentive Award based on (a) in the case of death or Disability, full achievement of the Participant’s Performance Goals for such Performance Cycle, and (b) in the case of Approved Retirement, the actual achievement of the Performance Goals for such Performance Cycle , in each case prorated for the portion of the Performance Cycle completed before the Participant’s termination of employment; provided, however, that, in no event, however, shall such pro-rated Annual Incentive Award be duplicative of any payment provided in respect of such Annual Incentive Award under any other agreement or arrangement between the Participant and the Company or any Subsidiary. Payment of any such Award shall be made at the same time as Annual Incentive Awards are paid to other Participants receiving such Awards for the same period (or at such earlier time as the Committee shall determine), but in no event later than March 15 of the calendar year following the later of the calendar year in respect of which such Award is payable and the calendar year in which the Participant’s rights to payment of any such Annual Incentive Award become vested.

Section 9.2.    Performance Units.

(a)    General Description. At the discretion of the Committee, grants of Performance Units may be made to Eligible Individuals.

(b)    Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

(c)    Payment of Performance Units. Performance Units shall be payable in cash, Common Stock, or a combination of cash and Common Stock at the discretion of the Committee. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i)    Death. In the event a Participant’s employment terminates due to his or her death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive as soon as practicable, but not later than 74 days, following such termination of employment a lump sum payment of the outstanding Performance Unit granted to such Participant under the Plan, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(ii)    Disability. In the event a Participant’s employment terminates due to Disability during the applicable Performance Cycle, the Participant will receive as soon as practicable, but not later than 74 days, following such termination of employment a lump sum payment of the outstanding Performance Unit granted to such Participant under the Plan, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(iii)    Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement during the applicable Performance Cycle, the Participant shall receive a payment calculated in the following manner: (A) the number of Performance Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Units shall be eligible to become vested subject to the achievement of the applicable Performance Goals, and to the extent so vested, shall be payable to the Participant in a lump sum on the 60th day after the completion of the respective Performance Cycle; provided, however, that, despite the discretion otherwise available to the Committee under this Section 9.2(c), in no event shall a Covered Employee be permitted to vest in a number of Performance Units that is greater than (x) the number in which such Covered Employee would have vested had he remained employed for the entire Performance Cycle, based on actual achievement of the applicable Performance Goals, multiplied by (y) the fraction established under subclause (A) of this Section 9.2(c)(iii).

(iv)    For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding Performance Units shall be cancelled and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Units received within a period of twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 9.2(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 9.2.

(v)    Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding Performance Units granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(vi)    Any Other Reason. In the event a Participant’s employment terminates during the applicable Performance Cycle due to any reason other than one described in Section 9.2(c)(i) through (v), the Participant shall receive a payment calculated in the following manner: (A) the number of Performance Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Units shall be considered vested (without regard to the achievement of the applicable Performance Goals) and payment made to the Participant of a lump sum payment as soon as practicable, but not later than 74 days, following such termination of employment of such pro-rated Performance Unit, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved; provided, however, that, in no event shall a Covered Employee be permitted to vest in a number of Performance Units that is greater than (x) the number in which such Covered Employee would have vested had he remained employed for the entire Performance Cycle, based on actual achievement of the applicable Performance Goals, multiplied by (y) the fraction established under subclause (A) of this Section 9.2(c)(vi), with the amount that is

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deemed vested paid promptly (but not later than March 15 of the calendar year) following the calendar year in which the applicable performance period ends.

Section 9.3.    Performance Shares.

(a)    General Description. At the discretion of the Committee, grants of Performance Share Awards may be made to Eligible Individuals.

(b)    Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

(c)    Payment of Performance Share Awards. Performance Share Awards shall be payable in Common Stock. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i)    Death. In the event a Participant’s employment terminates due to his or her death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive as soon as practicable, but not later than 74 days, following such termination of employment a lump sum payment of the outstanding Performance Share Award granted to such Participant under the Plan, calculated as if the target number of Performance Shares had, in fact, been earned.

(ii)    Disability. In the event a Participant’s employment terminates due to Disability during the applicable Performance Cycle, the Participant will receive as soon as practicable, but not later than 74 days, following such termination of employment a lump sum payment of the outstanding Performance Share Award granted to such Participant under the Plan, calculated as if the target number of Performance Shares had, in fact, been earned.

(iii)    Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement during the applicable Performance Cycle, the Participant shall receive a payment calculated in the following manner: (A) the number of Performance Shares granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Shares shall be eligible to become vested subject to the achievement of the applicable Performance Goals and, to the extent vested, shall be payable to the Participant in a lump sum 60 days after the completion of the respective Performance Cycle; provided, however, that, despite the discretion otherwise available to the Committee under this Section 9.3(c), in no event shall a Covered Employee be permitted to vest in a number of Performance Shares that is greater than (x) the number in which such Covered Employee would have vested had he remained employed for the entire Performance Cycle, based on actual achievement of the applicable Performance Goals, multiplied by (y) the fraction established under subclause (A) of this Section 9.3(c)(iii), with the amount that is deemed vested paid promptly (but not later than March 15 of the calendar year) following the calendar year in which the applicable performance period ends.

(iv)    For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding Performance Share Awards shall be cancelled and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards received within a period of twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 9.3(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 9.3.

(v)    Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding Performance Share Awards granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(vi)    Any Other Reason. In the event a Participant’s employment terminates during the applicable Performance Cycle due to any reason other than one described in Section 9.3(c)(i) through (v), the Participant shall receive a payment calculated in the following manner: (A) the number of Performance Shares granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Shares shall be considered vested (without regard to the achievement of the applicable Performance Goals) and payment made to the Participant of a lump sum payment as soon as practicable, but not later than 74 days, following such termination of employment of such pro-rated Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned; provided, however, that, in no event shall a Covered Employee be permitted to vest in a number of Performance Shares greater than (x) the number in which such Covered Employee would have vested had he remained employed for the entire Performance Cycle, based on actual achievement of the applicable Performance Goals, multiplied by (y) the fraction established under subclause (A) of this Section 9.3(c)(vi) with the amount that is deemed vested paid promptly (but not later than March 15 of the calendar year) following the calendar year in which the applicable performance period ends.

Section 9.4.    Dividend Equivalents. Subject to the provisions of Sections 5.2(b) and 5.5, the Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Performance Shares and Performance Units valued by reference to the Common Stock.

Article X

CHANGE OF CONTROL

Section 10.1.    Performance Unit and Performance Share Awards. Unless determined otherwise by the Committee, in the event of a Change of Control, (a) any outstanding Performance Unit or Performance Share Awards relating to Performance Cycles ended prior to the Change of Control which have been earned but not paid shall be payable in accordance with their terms, and (b) all

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then-in-progress Performance Cycles with respect to outstanding Performance Unit or Performance Share Awards shall end. Unless determined otherwise by the Committee prior to the Change of Control, each Performance Unit and/or Performance Share Award that has its Performance Cycle end at the time of a Change of Control shall, immediately prior to a Change of Control, be converted into a Restricted Unit Award for the number of shares of Common Stock determined pursuant this Section 10.1 (a “Converted Award”). In the case of any Performance Unit and/or Performance Share Award as to which (i) at least 50% of the Performance Cycle will be completed immediately prior to the date of the Change of Control and (ii) the Committee determines that the achievement of the Performance Goals for such Performance Cycle is reasonably capable of being assessed based on performance until the date of the Change of Control, the number of shares of Common Stock subject to the corresponding Converted Award shall be equal to the number of shares of Common Stock that would have been payable (or the greatest number of whole shares of Common Stock having a Fair Market Value equal to the dollar amount that would have been payable) in respect of such Award at the end of the Performance Cycle based on the level of performance achieved until the date of the Change of Control. In the case of all other Performance Shares and/or Performance Units, the number of shares subject to the corresponding Converted Award shall be equal to the number of shares of Common Stock that would have been payable (or the greatest number of whole shares of Common Stock having a Fair Market Value equal to the dollar amount that would have been payable) in respect of such Award at the end of the Performance Cycle assuming the Award was earned at target.

Section 10.2.    Alternative Awards. In the event of a Change of Control, to the extent that prior to the Change of Control the Committee determines that any then outstanding Option, SAR, Restricted Stock, Restricted Unit (including each Converted Award issuable pursuant to Section 10.1) or Performance Unit or Performance Share that has not been converted into a Converted Award will be honored or assumed, or new rights substituted therefore, by the Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control, in each case on terms and conditions that satisfy the minimum conditions set forth in the next sentence (such honored, assumed or substituted award hereinafter called an “Alternative Award”), no acceleration of vesting, exercisability or payment shall occur with respect to such Award (other than to the extent provided in Section 10.1). For this Section 10.2 to apply, any such Alternative Award must, as reasonably determined by the Committee in good faith prior to the Change of Control:

(a)    be based on stock that is traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Participants could readily trade the stock without administrative burdens or complexities;

(b)    provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

(c)    have substantially equivalent value to such Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share (determined at the time of the Change of Control); and

(d)    have terms and conditions which provide that, in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, SARs, Restricted Stock, Restricted Units or Performance Units or Performance Shares that have not been converted into Converted Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) with respect to any Restricted Stock or Restricted Units (including, without limitation, any Restricted Units subject to a Converted Award), the Fair Market Value of such stock on the date of the Participant’s termination, (ii) with respect to any Options and/or SARs, the excess, if any, of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, or (iii) with respect to any Performance Share or Performance Unit that has not been converted into a Converted Award pursuant to Section 10.1, the Participant’s target award opportunity for the Performance Cycle in question. Notwithstanding anything else in the Plan to the contrary, in no event shall any Participant be deemed to have been terminated for Cause following a Change of Control unless the Participant’s actions that constitute Cause have resulted in, or are reasonably expected to result in, (I) significant monetary damages to the Company or any of its Subsidiaries, (II) material damage to the business or reputation of the Company or any of its Subsidiaries or (III) the inability of the Participant to perform the material functions of his position.

Section 10.3.    Accelerated Vesting and Payment of Awards. If the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that an Alternative Award will not be issued in accordance with the requirements of Section 10.2 with respect to any Option, SAR, Restricted Stock Restricted Unit (including each Converted Award issued pursuant to the provisions of Section 10.1) or Performance Unit or Performance Share that has not been converted into a Converted Award, then regardless of the otherwise applicable vesting schedule applicable thereto (i) any such Option and SAR shall become fully exercisable upon the occurrence of the Change of Control, (ii) the Restricted Period shall lapse at the Change of Control as to each share of Restricted Stock and each Restricted Unit and (iii) with respect to any Performance Share or Performance Unit that has not been converted into a Converted Award pursuant to Section 10.1, the Performance Cycle shall be deemed to have ended and the Participant shall be entitled to receive payment in respect thereof at the Participant’s target award opportunity for such Performance Cycle. In connection with such a Change of Control, the Committee may, in its sole discretion, provide that any Option, SAR, Restricted Stock and/or Restricted Unit, or any Performance Share or Performance Unit that would not otherwise be payable in cash, that is not honored or assumed pursuant to Section 10.2 or that is otherwise payable by reason of such Change of Control shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change of Control Price. Any Settlement Payment having a positive amount shall be paid in cash. To the extent that, at the time of a Change of Control, the exercise price of an Option or SAR that may be cancelled pursuant to this Section 10.3 exceeds the Change of Control Price, the Committee may direct that such Option or SAR shall be cancelled without consideration.

Article XI

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

Section 11.1.    General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or Eligible Individual; provided, however, that any amendment which would (i) increase the number of shares

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	91

Appendix A

available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or take any other action that is otherwise prohibited with respect to Options under Section 6.2 or SARs under Section 7.2 or (iii) change the individual Award limits shall be subject to the approval of the Company’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, for the avoidance of doubt, that

(a)    any change pursuant to, and in accordance with the requirements of, Article X;

(b)    any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or

(c)    any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

Article XII

MISCELLANEOUS PROVISIONS

Section 12.1.    Transferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the applicable Award Agreement or otherwise, permit transfers of Nonstatutory Stock Options with or without tandem SARs, freestanding SARs, Restricted Stock and Restricted Units to Family Members (including, without limitation, transfers effected by a domestic relations order) upon such terms and subject to such restrictions as the Committee shall specify.

Section 12.2.    Treatment of Any Outstanding Rights or Features Upon Participant’s Death. Any Awards, rights or features remaining unexercised or unpaid at the Participant’s death shall be paid to, or exercised by, the Participant’s estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.

Section 12.3.    Deferral of Payment. The Committee may, in the applicable Award Agreement or otherwise, (i) permit a Participant to elect voluntarily to defer payment of cash or receipt of Common Stock that would otherwise be payable or issued upon exercise or vesting of an Award or (ii) mandate that such payment of cash or receipt of Common Stock that would otherwise be payable or issued upon exercise or vesting of an Award be deferred. Any such deferral, whether elective or mandatory, shall be subject to such terms and conditions as the Committee may establish. Notwithstanding anything else contained herein to the contrary, no voluntary deferrals shall be permitted hereunder in a way that will result in the Company or any Subsidiary being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.

Section 12.4.    No Guarantee of Employment or Participation. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Eligible Individual or Participant, nor shall it constitute a right to remain in the employ of the Company or any affiliate. The terms or existence of this Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. Each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

Section 12.5.    Tax Withholding. The Company, Subsidiary or an affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount to be used for tax withholding.

Section 12.6.    No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company, Subsidiary or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

Section 12.7.    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 12.8.    Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article XI, or (b) when no more shares are available for issuance of Awards under the Plan.

Section 12.9.    Governing Law. The Plan, and all Award Agreements and any other agreements entered into hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

Section 12.10.    Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue

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Common Stock in violation of any applicable securities law, rule or regulation. The Company, in its discretion, may postpone the exercise of Awards, the issuance or delivery of Common Stock under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete any necessary or appropriate stock exchange listing, registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, or pay the Participant cash in an amount based upon the Fair Market Value of a share of Common Stock as of the date shares of Common Stock would otherwise be issuable with respect to an Award in lieu of issuing shares of Common Stock. Any postponement of the exercise or settlement of any Award under this Section 12.10 shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 12.10. Shares of Common Stock issued under the Plan shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

Section 12.11.    No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Eligible Individual’s right under any such plan, policy or program.

Section 12.12.    No Constraint on Corporate Action. Except as provided in Article XI, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its affiliates, as a result of any such action.

Section 12.13.    Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Section 12.14.    Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed on account of a Change of Control (as opposed to being paid or distributed on account of termination of employment or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), Section 10.2 shall not apply unless compliant with Section 409A and, solely for purposes of determining whether such distribution or payment shall be made in connection with a Change of Control, the term Change of Control shall be deemed to be defined in the manner provided in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change of Control under the Plan is not a change of control as defined under Section 409A of the Code, then such distribution or payment shall be distributed or paid at the next event, occurrence or date at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement |	93

PRUDENTIAL'S SHAREHOLDER ENGAGEMENT PRACTICE

CONSISTENT

Year round communications cycle with large and small shareholders

ACTIONABLE

Committed to open, interactive dialogue

RESPONSIVE

Shareholder feedback is reflected in Prudential's governance practices and executive compensation plan

EFFECTIVE

Proactive shareholder engagement philosophy benefits all registered, retail, and institutional investors

PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE.

PRU Rock Solid® Business, Sustainable Future.

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Prudential

CONSISTENT ACTIONABLE RESPONSIVE EFFECTIVE Year round Committed to open, Shareholder Proactive shareholder communications cycle interactive dialogue feedback is reflected engagement with large and small in Prudential’s philosophy benefits all shareholders governance practices registered, retail, and and executive institutional investors compensation plan PAPERS PRODUCED UNDER A SUSTAIN- ABLE FOREST MANAGEMENT PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY. PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Instead of mailing your proxy, you may choose to vote online or by telephone.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., May 09, 2016, for Registered Shares and by 11:59 p.m., May 04, 2016, for PESP Shares and PSPP Shares.
Vote by Internet
• Go to www.investorvote.com/prudential.
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Proxy/Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Martina Hund-Mejean	☐	☐	☐	09 - Sandra Pianalto	☐	☐	☐

02 - Gilbert F. Casellas	☐	☐	☐	06 - Karl J. Krapek	☐	☐	☐	10 - Christine A. Poon	☐	☐	☐

03 - James G. Cullen	☐	☐	☐	07 - Peter R. Lighte	☐	☐	☐	11 - Douglas A. Scovanner	☐	☐	☐

04 - Mark B. Grier	☐	☐	☐	08 - George Paz	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐

								13 - Michael A. Todman	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 5.
					For	Against	Abstain
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐	5. Shareholder proposal regarding an independent Board Chairman.	☐	☐	☐

4. Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan.	☐	☐	☐

B	Non-Voting Proposal – Please select one option or leave blank if you do not want to participate.

I would like a free tote bag from Prudential. ☐ I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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0298QE

ANNUAL MEETING OF SHAREHOLDERS
May 10, 2016, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 11, 2016, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 8, 2016. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) registered in your name with Computershare as of the close of business on the record date of March 11, 2016.

You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your International portion of the Prudential Stock Purchase Plan shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 10, 2016. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form	Prudential Financial, Inc.	+

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 10, 2016.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2016, appoints Margaret M. Foran, Timothy P. Harris and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 10, 2016, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law.

Comments — We value your feedback. Please provide any comments you have in the space below.

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IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2016, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 10, 2016

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1 – 4:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gilbert F. Casellas, James G. Cullen, Mark B. Grier, Martina Hund-Mejean, Karl J. Krapek, Peter R. Lighte, George Paz, Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner, John R. Strangfeld and Michael A. Todman.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

3.	Advisory vote to approve named executive officer compensation.

4.	Approval of the Prudential Financial, Inc. 2016 Omnibus Incentive Plan.

The Board of Directors recommends that you vote AGAINST Proposal 5:

5.	Shareholder proposal regarding an independent Board Chairman.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1: Go to www.investorvote.com/prudential
Step 2: Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences.
Step 5: Make your voting selections as instructed on the screen and click the vote button to submit your vote.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card.

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0298SE

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 1, 2016, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. on May 09, 2016, via the Internet or telephone or after 10:00 a.m. on May 10, 2016, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 10, 2016, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

0298SE

Margaret M. Foran
Chief Governance Officer
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777

March 28, 2016

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2016 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since this program’s inception, we have planted more than 645,000 trees through our partnership with American Forests and have provided nearly 470,000 bags to our shareholders.

This year’s tree planting initiative will continue to support our work with American Forests in our National Parks.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

© 2016 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet
•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping
•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•	Access and view the proxy materials online
•	Vote your shares online
•	Request a free set of printed materials
•	Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSN35BA	© Copyright 2016 Computershare Limited. All rights reserved.

Dear Shareholder:
This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since its inception, this program has resulted in over 645,000 trees being planted and provided nearly 470,000 tote bags to our shareholders. This year’s tree planting will continue our work with American Forests in our National Parks.

Whether you vote via the Internet, phone, or mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary,
Prudential Financial, Inc.

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